                                                                       Exhibit 6

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC





                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                                   COBASYS LLC

                          Dated as of December 2, 2004

                                 By and Between

                     ChevronTexaco Technology Ventures, LLC

                                       And

                          Ovonic Battery Company, Inc.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                                TABLE OF CONTENTS


 ARTICLE 1 SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION......................................................1

         Section 1.1       Subject Matter.............................................................................1
         Section 1.2       Definitions................................................................................1
         Section 1.3       Other Definitions.........................................................................11
         Section 1.4       Rules of Construction.....................................................................12

 ARTICLE 2 CONTINUATION AND OPERATIONS...............................................................................13

         Section 2.1       Company...................................................................................13
         Section 2.2       Place of Business.........................................................................13
         Section 2.3       Purpose...................................................................................13
         Section 2.4       Operations................................................................................13
         Section 2.5       Reduced Funding...........................................................................14
         Section 2.6       Valuation Procedures......................................................................14
         Section 2.7       Deadlock..................................................................................15

 ARTICLE 3 CAPITAL STRUCTURE.........................................................................................18

         Section 3.1       Members' Capital Contributions and Percentage Interests...................................18
         Section 3.2       Funding Alternatives......................................................................19
         Section 3.3       Additional Capital Contributions..........................................................19
         Section 3.4       Payment of Capital Contributions..........................................................19
         Section 3.5       Option to Purchase Preferred Interest.....................................................20
         Section 3.6       Member Loans; Preferred Interests.........................................................20
         Section 3.7       Capital Accounts..........................................................................22
         Section 3.8       Capital Account Adjustments...............................................................22
         Section 3.9       Return of Capital.........................................................................23

 ARTICLE 4 ALLOCATIONS AND DISTRIBUTIONS.............................................................................24

         Section 4.1       Distributions.............................................................................24
         Section 4.2       Profits, Losses and Distributive Shares of Tax Items......................................24
         Section 4.3       Compliance with Code......................................................................28
         Section 4.4       Allocations upon Disposition of Interest..................................................28
         Section 4.5       Tax Matters...............................................................................28

 ARTICLE 5 MANAGEMENT................................................................................................30

         Section 5.1       Management of the Business of the Company.................................................30
         Section 5.2       The Management Committee..................................................................30
         Section 5.3       Power and Authority of the Management Committee...........................................31
         Section 5.4       Matters Requiring Unanimous Vote of the Management Committee..............................33
         Section 5.5       Meetings of Management Committee/Conduct of Business......................................35


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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         Section 5.6       Remuneration of Management Committee......................................................36
         Section 5.7       Officers of the Company; President........................................................36
         Section 5.8       Authority and Duties of Officers; Standing Delegation of Authority........................36

 ARTICLE 6 INDEMNIFICATION...........................................................................................36

         Section 6.1       Exculpation...............................................................................36
         Section 6.2       Indemnification...........................................................................36
         Section 6.3       Liability for Debts of the Company; Limited Liability.....................................37
         Section 6.4       Company Expenses..........................................................................38

 ARTICLE 7 TRANSFER OF INTERESTS.....................................................................................38

         Section 7.1       Restrictions on Transfer..................................................................38
         Section 7.2       Change of Control.........................................................................40
         Section 7.3       Waiver of Partition.......................................................................41
         Section 7.4       Covenant Not to Withdraw or Dissolve......................................................41
         Section 7.5       Substituted Members.......................................................................41
         Section 7.6       Deliveries................................................................................42
         Section 7.7       Approvals.................................................................................42
         Section 7.8       Liquidated Damages........................................................................42

 ARTICLE 8 DEFAULT...................................................................................................42

         Section 8.1       Default...................................................................................42
         Section 8.2       Options of Nondefaulting Member...........................................................44
         Section 8.3       No Limitation or Right of Set-Off.........................................................45
         Section 8.4       Security Interest.........................................................................45

 ARTICLE 9 DISSOLUTION...............................................................................................48

         Section 9.1       Dissolution...............................................................................48
         Section 9.2       Winding Up................................................................................48
         Section 9.3       Distributions upon Liquidation............................................................49
         Section 9.4       Claims of the Members.....................................................................49
         Section 9.5       Rights and Obligations of Members.........................................................50

 ARTICLE 10 FINANCIAL MATTERS........................................................................................50

         Section 10.1      Books and Records.........................................................................50
         Section 10.2      Financial Reports.........................................................................50
         Section 10.3      Company Funds.............................................................................50

 ARTICLE 11 MISCELLANEOUS............................................................................................51

         Section 11.1      Notices...................................................................................51
         Section 11.2      Modification..............................................................................52
         Section 11.3      Governing Law.............................................................................52


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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         Section 11.4      Assignment, Binding Effect................................................................52
         Section 11.5      No Third Party Rights.....................................................................52
         Section 11.6      Counterparts..............................................................................52
         Section 11.7      Invalidity................................................................................52
         Section 11.8      Entire Agreement..........................................................................52
         Section 11.9      Expenses..................................................................................53
         Section 11.10     Waiver....................................................................................53
         Section 11.11     Dispute Resolution........................................................................53
         Section 11.12     Disclosure................................................................................53
         Section 11.13     Non-Compete...............................................................................53
         Section 11.14     Further Assurances........................................................................55
         Section 11.15     Press Releases............................................................................55
         Section 11.16     CTTV Non-Assertion........................................................................55
         Section 11.17     ECD/OBC Non-Assertion.....................................................................55


                                     - iii -
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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC


                                    EXHIBITS
                                    --------

A.       Budget Protocol
B.       Dispute Resolution Procedure
C.       Reduced Funding Guidelines

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                    AMENDED AND RESTATED OPERATING AGREEMENT

         AMENDED AND RESTATED OPERATING AGREEMENT ("Agreement"), dated and effective December 2 2004, by and between ChevronTexaco Technology Ventures LLC, successor to Texaco Energy Systems Inc. ("CTTV"), a Delaware limited liability company, having an office at 1111 Bagby, Houston, Texas 77002, and Ovonic Battery Company, Inc. ("OBC"), a Delaware corporation, having an office at 1707 Northwood, Troy, Michigan 48084.

         WHEREAS, CTTV and OBC are parties to that certain Amended and Restated Operating Agreement of Texaco Ovonic Battery Systems LLC dated as of July 17, 2001 (the "Prior Operating Agreement");

         WHEREAS, CTTV and OBC desire to amend and restate the Prior Operating Agreement as set forth herein;

         WHEREAS, concurrent with the execution of this Agreement, OBC has granted the Company (as hereinafter defined) a royalty-free, worldwide, exclusive license to certain technology owned by ECD (as hereinafter defined) and OBC related to nickel metal hydride batteries ("ECD/OBC Technology"), which grant extends the Company's preexisting license rights in ECD/OBC Technology to a number of new fields and limits ECD's and OBC's rights in ECD/OBC Technology to other specifically identified fields, such exclusive license being subject to all preexisting agreements ECD and OBC have with other entities regarding ECD/OBC Technology; and

         WHEREAS, concurrent with the execution of this Agreement, the Company has granted to CTTV a security interest in all of its general intangibles and substantially all of its intellectual property assets to secure OBC's performance of its obligations hereunder;

         NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, the parties agree as follows:


                                   ARTICLE 1

              SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.1 Subject Matter. This Agreement sets forth the terms and conditions upon which the parties shall operate the Company.

         Section 1.2 Definitions. For purposes of this Agreement, including the Exhibits hereto, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.2 shall have the meanings herein assigned to them and the capitalized terms defined elsewhere in this Agreement, by inclusion in quotation marks and parentheses, shall have the meanings so ascribed to them.

                  "Acceptable Transferee" means a Person proposed by the Selling Member in accordance with Section 7.1(c) and either accepted or not objected to by the Offeree

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         Member within the time period set forth in such Section.

                  "Adjusted Capital Account" means, with respect to any Member, such Member's Capital Account as of the end of any relevant date after giving effect to the following adjustments:

                           (i) Credit to such Capital Account any amounts which
                  such Member is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

                           (ii) Debit to such Capital Account the items
                  described in Treasury Regulations Sections
                  1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                  "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in that Member's Adjusted Capital Account.

                  "Administrator" means the director of the Michigan Department of Consumer and Industry Services, or such other person or agency as shall be provided for in the Michigan Act for the filing of articles of organization and other documents relating to the organization and continuation of limited liability companies in Michigan.

                  "Affiliate" means with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" means the ownership, directly or indirectly, of more than 50% of the Voting Securities, of such Person; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Annual Budget" means the budget for operating expenses and capital expenditures of the Company for any Fiscal Year prepared in accordance with the Budget Protocol.

                  "Annual Operating Plan" means the detailed written description of the Company's Objectives for a Fiscal Year and the actions the Company intends to take in furtherance of such Objectives.

                  "Approved Annual Budget" means an Annual Budget approved by the Management Committee or the Members in accordance with this Agreement.

                  "Articles" means the Articles of Organization of the Company, as amended or amended and restated from time to time, filed in the office of the Administrator in accordance with the Michigan Act.

                  "Associated Agreements" means the Technology Agreement, the Confidentiality Agreement and the Articles.

                  "Available Funds" means Company cash on hand, as of the date of computation, including (without limitation) cash derived from any one or more of the following sources: (i) the Capital Contributions of the Members made pursuant to the terms of this Agreement, (ii) the proceeds of any Disposition of all or any portion of the assets of the Company,

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         including any insurance proceeds, (iii) any distributions (including liquidating distributions) received from any Person in which the Company holds an interest, and (iv) all Company operating income.

                  "Bankruptcy" means (i) the filing of any petition or the commencement of any suit or proceeding by an individual or entity pursuant to Bankruptcy Law seeking an order for relief, liquidation, reorganization or protection from creditors, (ii) the entry of an order for relief against an individual or entity pursuant to Bankruptcy Law or (iii) the appointment of a receiver, trustee or custodian for a substantial portion of the individual's or entity's assets or property, provided such order for relief, liquidation, reorganization or protection from creditors is not dismissed within sixty (60) days after such appointment of a receiver, trustee or custodian.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

                  "Battery Business" means the research, development, manufacturing, marketing and servicing of COBASYS Licensed Products and Ovonic Materials for use in COBASYS Licensed Products (as such terms are defined in the Technology Agreement).

                  "Beneficial Ownership" shall have the meaning set forth in Regulation 13D under the Exchange Act, and derivative terms such as "Beneficially Own" shall be given corresponding meanings.

                  "Book Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except (i) the initial Book Value of any asset contributed by a Member to the Company shall be the fair market value of such asset, as determined by the Management Committee; (ii) the Book Value of all Company assets shall be adjusted in the event of a revaluation as provided in Section 3.8(d) as determined by the Management Committee; (iii) the Book Value of any Company asset distributed to any Member shall be the fair market value of such asset on the date of distribution as determined by the Management Committee; and (iv) such Book Value shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of New York are permitted or required to close.

                  "Buyout Closing" means the consummation of any purchase and sale of a Member's Interest pursuant to Section 2.7.

                  "Capital Contribution" means, with respect to any Member, the amount of capital contributed by such Member to the Company in accordance with Article 3 of this Agreement.

                  "Change of Control" means the occurrence of any of the following at any time after the date hereof:

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                           (i) in the case of the OBC Member, (A) any Person or
                  "Group" (within the meaning of Regulation 13D under the Exchange Act) of Persons shall have become the Beneficial Owner, directly or indirectly, of more than Fifty Percent (50%) of the then outstanding Voting Securities of ECD or OBC, or (B) the Board of Directors of ECD shall approve the sale of all or substantially all the assets of ECD to any third party or third parties in a transaction or a series of related transactions; and

                           (ii) in the case of a ChevronTexaco Member, (A) any
                  Person or "Group" (within the meaning of Regulation 13D under the Exchange Act) of Persons shall have become the Beneficial Owner of more than Fifty Percent (50%) of the then outstanding Voting Securities of ChevronTexaco Corporation, or (B) the Board of Directors of ChevronTexaco Corporation shall approve the sale of all or substantially all the assets of ChevronTexaco Corporation to any third party or third parties in a transaction or a series of related transactions.

                  "ChevronTexaco Group Entity" means, at any time, ChevronTexaco Corporation and each Subsidiary of ChevronTexaco Corporation of which ChevronTexaco Corporation, directly or indirectly through Subsidiaries, Beneficially Owns 100% of the outstanding Voting Securities (other than nominee shares) at such time.

                  "ChevronTexaco Member" means any Member that is a ChevronTexaco Group Entity.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means (i) any and all Interest in the Company owned by OBC, whether now or hereafter acquired, as such Interest is defined in this Agreement (the "Pledged Interest"), (ii) all certificates and instruments, if any, representing or evidencing the Pledged Interest, (iii) any and all rights, powers, remedies and privileges of OBC under this Agreement, (iv) any and all rights, powers, remedies and privileges of OBC as a member of the Company, including all voting, management and other rights under this Agreement and applicable law, (v) all of OBC's rights to receive its share of profits, income, capital distributions and surplus from the Company, whether in the form of cash, properties or other assets, and whether upon a sale or refinancing of any of the Company's assets, in the ordinary course of business, upon dissolution and liquidation or otherwise, (vi) any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising, including any and all cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for any or all of the foregoing (collectively, the "Proceeds") and (vii) all of OBC's right, title and interest in general intangibles, whether now owned or hereafter acquired (including, without limitation all patents, patent applications and any unpatented developments and inventions and all rights corresponding thereto throughout the world, including without limitation all patents and patent applications; all trademarks, service marks, logos, trade names, trade dress, and all United States, state and/or foreign applications for registration and registrations thereof, and all property of OBC necessary to produce any products sold under any of the above; all copyrights and copyrighted works and all derivative works,

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         modifications and improvements thereof, and all United States and/or foreign applications for registration and registrations thereof; all computer software programs and all modifications, improvements and derivative works thereof, all personal property, including but not limited to source codes, object codes or similar information, which is necessary to the practical utilization of such programs and all tangible property of OBC embodying or incorporating any such programs; all trade secrets, proprietary information, customer lists, instructional materials, working drawings, manufacturing techniques, process. technology documentation, and product formulations; and all renewals, modifications, amendments, re-issues, divisions, continuations in whole or part, and extensions of any such Collateral), which general intangibles are owned by OBC or which OBC has a right to use or OBC is permitted to use and which the Company has a right to use or is permitted to use. "Proceeds" shall include (x) any options, warrants, membership interests, other securities or other property issued or delivered by the issuer of or obligor on any Collateral as a dividend or distribution in connection with any reclassification, increase or reduction of capital issued or delivered in connection with any merger or other reorganization and (y) any property received upon the liquidation or dissolution of any issuer of or obligor on any Collateral or upon or in respect of any distribution of capital.

                  "Company" means COBASYS LLC, a limited liability company formed under the Michigan Act.

                  "Company Technology Assets" means all technology owned by the Company including, Foreground Technology, OBC Licensed Technology, Texaco Technology and/or Texaco Improvement Technology whether acquired by the Company through assignment, transfer, license and /or sublicense as of the time of any calculation of Default Purchase Price, Fair Market Value or Distributions upon Liquidation.

                  "Confidentiality Agreement" means the Confidentiality Agreement dated as of July 17, 2001 among CTTV, OBC and the Company.

                  "Default Purchase Price" means:

                           (i) 80% of the Fair Market Value of the Company,

                           (ii) minus the Fair Market Value of the Company
                  Technology Assets, if any, to be transferred to Defaulting Member pursuant to Section 4.2 of the Technology Agreement,

                           (iii) multiplied by the Defaulting Member's
                  Percentage Interest, multiplied by the percentage of the Defaulting Member's Interest that the Default Purchaser wishes to purchase;

                           (iv) plus, if the Defaulting Member has a Preferred
                  Interest, the Preferred Interest Amount with respect to the Preferred Interest held by such Member;

         provided that the Default Purchase Price shall in no case be less than zero.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                  "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period (as a result of property contributions or adjustments to such values), Depreciation shall be adjusted as necessary so as to be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Book Value using any reasonable method selected by the Management Committee.

                  "Disbursement and Commitment Schedule" means a schedule of required disbursements and commitments for expenditures for a calendar quarter approved by the Management Committee.

                  "Disposition", "Disposing", "Dispose" or "Disposed" means, with respect to any asset (including Members' Interests or any portion thereof), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset.

                  "Distributable Cash Flow" means any Available Funds after (i) paying the ordinary and necessary expenses of the Company, (ii) paying any debts or liabilities of the Company to the extent required under any agreement with any lender or creditor (including any Member, but not including any amounts payable in respect of the Preferred Interest(s) outstanding, if any) and (iii) establishing reserves to meet current or reasonably expected obligations of the Company as the Management Committee determines in its sole discretion.

                  "ECD" means Energy Conversion Devices, Inc., a Delaware corporation.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Fair Market Value" means, as of any determination time, (i) with respect to the Company as a whole, the price at which a willing seller under no compulsion to sell would sell, and a willing buyer under no compulsion to purchase would purchase, 100% of the Interests in the Company, but before giving effect to any transfer of Company Technology Assets pursuant to Section 4.2 of the Technology Agreement (subject to all indebtedness, liabilities and other obligations of the Company outstanding at such time; provided that for such purposes the aggregate Preferred Interest Amount(s) shall be treated as indebtedness of the Company), and (ii) with respect to any individual asset, the price at which a willing seller under no compulsion to sell would sell, and a willing buyer under no compulsion to purchase would purchase, such asset (or the relevant portions of such rights). Any determination of Fair Market Value under this Agreement shall be made as set forth in
         Section 2.6.

                  "Fiscal Year" means (i) the period of time commencing as of July 1, 2004 and


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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         ending on December 31, 2004, in the case of the current Fiscal Year of the Company, and (ii) any subsequent calendar year.

                  "GAAP" means generally accepted accounting principles in the United States, consistently applied.

                  "Governmental Body" means a government organization, subdivision, agency or authority thereof, whether foreign or domestic.

                  "Independent Director" means an independent director within the meaning of Nasdaq Marketplace Rule 4200, and any successor rule.

                  "Interest" means the rights of a Member in the Company (which shall be considered intangible personal property for all purposes) consisting of (i) such Member's interest in profits, losses, allocations and distributions as set forth in this Agreement, (ii) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Michigan Act, and (iii) such Member's other rights and privileges as provided herein or by the Michigan Act.

                  "Laws" means all applicable statutes, laws, rules, regulations, orders, ordinances, judgments and decrees of any Governmental Body, including the common or civil law of any Governmental Body.

                  "Lien" shall mean any lien, encumbrance, security interest, charge, mortgage, option, pledge or restriction on transfer of any nature whatsoever.

                  "Losses" shall mean any and all damages, losses, deficiencies, liabilities, taxes, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Proceedings and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), but excluding consequential damages and punitive damages (other than such damages awarded to any third party against an Indemnitee).

                  "Management Committee" means the committee comprised of the individuals designated as representatives by the Members pursuant to
         Section 5.2 hereof and all other individuals who may from time to time be duly elected or appointed to serve as representatives on the Management Committee in accordance with the provisions hereof, in each case so long as such individual shall continue in office in accordance with the terms hereof.

                  "Material Adverse Effect" means an event or non-event which can reasonably be expected to result in a material adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations, prospects or customer or supplier relationships of the Company within the agreed scope of the Company's business. For purposes of the foregoing sentence, an event or non-event shall be deemed to have such a

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         material adverse effect if (but only if) it has a reasonably estimable present value in excess of the greater of (i) ten percent (10%) of the Company's fair market value as a going concern, estimated in good faith (without any requirement of any determination pursuant to Section 2.6 of this Agreement) (provided that the aggregate Preferred Interest Amount(s) shall be treated as indebtedness of the Company in any such estimate of fair market value) or (ii) ten percent (10%) of the Company's gross revenues or assets as reported on the Company's most recent financial statements.

                  "Maturity Date" means the date that is the tenth (10th) anniversary from the date that CTTV makes its first Capital Contribution in respect of its Preferred Interest.

                  "Members" means CTTV, OBC and such other Persons who are admitted as Members pursuant to this Agreement.

                  "Member Nonrecourse Debt" means any nonrecourse debt of the Company for which any Member bears the economic risk of loss.

                  "Member Nonrecourse Debt Minimum Gain" means, for each Member, the amount of Minimum Gain for the Fiscal Year or other period attributable to such Member's "partner nonrecourse debt," determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

                  "Michigan Act" means the Michigan Limited Liability Company Act, P.A. 1993, No. 23, as amended from time to time.

                  "Minimum Gain" means, with respect to all nonrecourse liabilities of the Company, the minimum amount of gain that would be realized by the Company if the Company Disposed of the Company property subject to such liability in full satisfaction thereof computed in accordance with Treasury Regulations Section 1.704-2(d).

                  "Minimum Gain Share" means, for each Member, such Member's share of Minimum Gain for the Fiscal Year (after taking into account any decrease in Minimum Gain for such year), such share to be determined under Treasury Regulations Section 1.704-2(g).

                  "Nonrecourse Deductions" means, for each Fiscal Year or other period, an amount of Company deductions that are characterized as "nonrecourse deductions" under Treasury Regulations Section 1.704-2(c).

                  "Objectives" means business objectives (each of which shall include a scheduled completion date) by which the Company's performance will be measured, as shall be included in Annual Operating Plans or as otherwise approved by the Management Committee from time to time.

                  "OBC Group Entity" means, at any time, Energy Conversion Devices, Inc. ("ECD") and each Subsidiary of ECD (including OBC) of which ECD, directly or indirectly through Subsidiaries, Beneficially Owns 100% (or, with respect to OBC, at least 91%) of the

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         outstanding Voting Securities (other than nominee shares) at such time.

                  "OBC Member" means any Member that is an OBC Group Entity.

                  "Percentage Interest" means, for each Member as of the date hereof, the percentage set forth opposite such Member's name in Section 3.1(b), as such may be adjusted from time to time pursuant to the provisions of this Agreement.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, estate, unincorporated organization or Governmental Body.

                  "Preferred Adjusted Capital" means, with respect to the Preferred Interest(s) outstanding, if any, the Capital Contribution made in exchange for or on account of such interest, reduced by the amount of all Distributions made in respect of such Preferred Interest (or portion thereof) under Section 4.1(b)(ii).

                  "Preferred Capital Contribution" means, with respect to the Preferred Interest, the Capital Contribution made in consideration of such Interest pursuant to the terms hereof.

                  "Preferred Interest" means an Interest in the Company issued pursuant to Section 3.2 and having the terms set forth herein.

                  "Preferred Interest Amount" means the amount of any outstanding Preferred Interest, together with all accrued and unpaid distributions thereon (determined as if the Company had sufficient Profits for all periods to enable distributions under Section 4.1(b) to be made in full with respect to the Preferred Return and Preferred Adjusted Capital).

                  "Preferred Member" means any Member that is the Holder of a Preferred Interest.

                  "Preferred Return" means as of a given date, with respect to the Preferred Interest(s) outstanding, if any, the amount accruing daily for each fiscal year from and after the date of the first issuance of such Preferred Interest, at the rate per annum equal to the Prime Rate plus 2.0% (subject to adjustment pursuant to Section 3.6(b)(ii)), compounded monthly, on (a) the Preferred Adjusted Capital of such interest (or portion thereof) and (b) Unpaid Preferred Return on such interest (or portion thereof) as of such date.

                  "Prime Rate" means the corporate base rate per annum in effect as published by Citibank, N.A. from time to time for domestic unsecured commercial loans.

                  "Prior Operating Agreement" means that certain Amended and Restated Operating Agreement of Texaco Ovonic Battery Systems LLC (f/k/a GM Ovonic L.L.C.) dated as of July 17, 2001 by and between CTTV and OBC, as originally executed.

                  "Proceeding" means any action, claim, suit, arbitration, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any Governmental Body or arbitration tribunal.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                  "Profits" and "Losses" means, for purposes of Article 4, an amount equal to the Company's taxable income or loss for each Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Company that is exempt from
                  federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Company described in
                  Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations
                  Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

                           (iii) Gain or loss resulting from any Disposition of
                  Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property Disposed of, notwithstanding that the adjusted tax basis of such property differs from such Book Value;

                           (iv) In lieu of the depreciation, amortization, and
                  other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" herein; and

                           (v) Notwithstanding any other provision of this
                  definition, any items which are specifically allocated pursuant to Section 4.2(c) shall not be taken into account in computing Profits or Losses.

                  "Subsidiary" means, with respect to any Person, any other Person of which a majority of the Voting Securities are at the time directly or indirectly owned by such Person.

                  "Technology Agreement" means the Amended and Restated Intellectual Property License Agreement dated as of the date hereof among OBC, CTTV and the Company.

                  "Transfer" means any sale, transfer, exchange, assignment or other disposition, by operation of law or otherwise.

                  "Treasury Regulations" means the Treasury Regulations promulgated under the Code, as from time to time in effect.

                  "Unallocated Preferred Return" means with respect to the Preferred Interest(s), if any, outstanding as of the determination date, an amount equal to the excess, if any, of (i) the Preferred Return accruing on such interest(s) (or portion thereof) for all periods over

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC
      (ii) the cumulative allocations made under Section 4.2(a)(ii) on such interest(s) (or portion thereof) for all periods.

            "Unanimous Approval" means a unanimous vote approving an action by the Members then entitled to vote with respect to such action.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of Michigan from time to time.

            "Unpaid Preferred Return" means with respect to the Preferred Interest(s), if any, outstanding as of the determination date, an amount equal to the excess, if any, of (i) the cumulative allocations made in respect of such interest (or portion thereof) under Section 4.2(a)(ii) for all periods, over (ii) the aggregate amount of prior distributions made in respect of such interest (or portion thereof) by the Company under Section 4.1(b)(i) for all periods.

            "Voting Securities" means any Person's securities or other ownership interests which have ordinary voting power under ordinary circumstances for the election of directors (or the equivalent) of such Person.

      Section 1.3 Other Definitions. The following terms have the meanings ascribed to them in the Sections noted:

      "Accepting Member"                                2.7
      "Agreement"                                       Opening Paragraph
      "Appraisers"                                      2.6
      "Authorized Person"                               6.1
      "Capital Account"                                 3.7
      "Change Price"                                    7.2
      "Changed Member"                                  7.2
      "Common Adjusted Capital Account                  4.2(b)(i)
      "Deadlock"                                        2.7
      "Deadlock Event"                                  2.7
      "Deadlock Notice"                                 2.7
      "Deadlock Price"                                  2.7
      "Default"                                         8.1
      "Default Purchase"                                8.2
      "Default Purchaser"                               8.2
      "Defaulting Member"                               8.1
      "Designated Valuation"                            2.7
      "Dissolution Event"                               9.1
      "Effective Time"                                  Article 12
      "Electing Member"                                 2.7
      "Event of Default"                                8.1(c)
      "First Appraiser"                                 2.6
      "IB Firm"                                         2.6
      "Indemnitee"                                      6.2

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

      "Liquidation Event"                               3.6(b)(iv)
      "Loan Account"                                    3.6
      "Nondefaulting Member"                            8.1
      "Offeree Member"                                  7.1(c)
      "Offeree Member's Acceptance Notice"              7.1(c)
      "Offeree Member Response Date"                    7.1(c)
      "Original Funding Amount"                         3.1(a)
      "Preferred Entitlement Commitment"                4.2(c)(xi)
      "Pro Rata Allocation"                             4.2(c)(xi)
      "Regulatory Allocations"                          4.2(a)
      "Remaining Funding Commitment"                    3.1(a)
      "Sale Materials"                                  7.1(c)
      "Second Appraiser"                                2.6
      "Secretary"                                       5.5(b)
      "Selling Member"                                  7.1(c)
      "Selling Member's Offer Notice"                   7.1(c)
      "September Number"                                3.1(a)
      "Tax Matters Member"                              4.5(a)
      "Tax Return"                                      4.5(b)
      "Third Appraiser"                                 2.6
      "Traditional Method"                              4.2(d)(ii)
      "Unchanged Member"                                7.2

      Section 1.4 Rules of Construction. For purposes of this Agreement, including the Exhibits hereto:

            (a) General. Unless the context otherwise requires, (i) "or" is not exclusive; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) words in the singular include the plural and words in the plural include the singular; (iv) words in the masculine include the feminine and words in the feminine include the masculine; (v) any date specified for any action that is not a Business Day shall be deemed to be the first Business Day after such date;
      (vi) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (vii) the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (vii) a reference to a Party includes its successors and assigns.

            (b) Articles, Parts and Sections. References in this Agreement to Articles; Parts, Sections or other subdivisions are unless otherwise specified, to corresponding Articles, Parts, Sections or other subdivisions of this Agreement. Neither the captions to Articles, Parts, Sections or other subdivisions of this Agreement or the section headings of this Section 1.4, nor any Table of Contents shall be deemed to be a part of this Agreement or this Section 1.4.

            (c) Exhibits and Schedules. The Exhibits and Schedules to this Agreement form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement. References to this Agreement include the attachments thereto and

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

      all Exhibits and Schedules incorporated therein. All references in this Agreement to Exhibits and Schedules refer to Exhibits and Schedules to this Agreement, unless expressly provided otherwise.

            (d) Other Agreements. References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to such agreement or other instrument as it may from time to time be changed, amended or extended.

            (e) Certain Terms. The words "best efforts" shall mean the use of reasonable best efforts conducted in good faith in a commercially reasonable manner. Whenever any Person is permitted or required to make a decision or act in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, such Person shall be entitled to consider only such interest and factors as it desires, including its own interest, and shall not be subject to any other or different standard imposed by the relevant agreement or by relevant provisions of law or in equity or otherwise. Whenever any Person is permitted or required to make a decision or act in its "good faith," such Person shall act under such standard and shall not be subject to any other or different standard imposed by the relevant agreement or by relevant provisions of law or in equity or otherwise.

                                   ARTICLE 2

                           CONTINUATION AND OPERATIONS

      Section 2.1 Company. Subject to the terms and conditions of this Agreement, the Members shall continue and jointly operate the Company, a limited liability company organized pursuant to the Michigan Act, which shall engage in the business described herein.

      Section 2.2 Place of Business. The principal place of business of the Company shall be in Troy, Michigan or such other place as the Management Committee may from time to time determine. The registered office of the Company in the State of Michigan shall be 601 Abbott Road, East Lansing, Michigan 48823 and the registered agent for service of process on the Company shall be CSC-Lawyers Incorporating Service (Company), whose business address is the same as the Company's registered office (or such other registered office and registered agent as the Management Committee may from time to time select).

      Section 2.3 Purpose. The business and purposes of the Company shall be (i) to carry on the Battery Business and (ii) to engage in such other business activities that may be undertaken by a limited liability company under the Michigan Act as the Members may from time to time determine by Unanimous Approval.

      Section 2.4 Operations. The Company shall operate in accordance with an Annual Operating Plan and Annual Budget as described in and adopted pursuant to the provisions of Exhibit A and Section 5.4(a) and Disbursement and Commitment Schedules approved in accordance with Section 2.4(a) and Section 5.4(a).

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

            (a) Quarterly Reviews. Insofar as practicable, meetings of the Management Committee shall be held on dates that correspond to the completion dates for Objectives and in any event no less often than once every calendar quarter. At such meetings, the Management Committee will review progress to date and determine whether any Objectives that were scheduled to be completed since its last meeting have been satisfied, and determine whether to approve a Disbursement and Commitment Schedule for the next succeeding calendar quarter.

            (b) Review of Objectives. For each Objective, the President shall promptly notify the Management Committee as to whether such Objective has been satisfied prior to its scheduled completion date as soon as the President has such information and in any event no later than 30 days following the scheduled completion date for such Objective. If, within 10 Business Days following receipt of such notification (or, if no such notification is given, within 10 Business Days following the applicable scheduled completion date), the Management Committee shall not have determined that the Company has met such Objective, the President shall, by no later than 45 days following the scheduled completion date for such Objective, submit to the Management Committee for approval a written recovery plan, including any proposed revisions to such Objective. The Management Committee shall review such plan and the President shall consult with the Management Committee as requested.

      Section 2.5 Reduced Funding. The Company shall use diligent efforts to minimize costs and expenditures, and all funding for the Company, including funding approved pursuant to the then-current Disbursement and Commitment Schedule, shall be subject to the Reduced Funding Guidelines set forth on Exhibit C effective immediately upon the earlier of (i) the date on which the Management Committee determines that the Company has not met such Objective, or
(ii) the expiration of the applicable period for making such determination under
Section 2.4(b) above. If (x) the Management Committee shall not have approved a recovery plan within 28 days after its submission or (y) the President shall not have submitted a recovery plan pursuant to Section 2.4(b) within 30 days following the scheduled completion date for such Objective, the Members shall follow the deadlock procedures set forth in Section 2.7 and reduced funding for the Company shall continue as provided in this Section until such time as the deadlock is resolved or a Buyout Closing occurs, which ever is earlier.

      Section 2.6 Valuation Procedures. Any determination of Fair Market Value under this Agreement shall be made as follows:

            (a) The Members will first seek to agree on such Fair Market Value.

            (b) If the Members cannot agree on the Fair Market Value within 30 days of an event giving rise to the need to determine Fair Market Value, OBC will promptly select an independent investment banking firm (an "IB Firm") of recognized international standing (the "First Appraiser") and CTTV will select an IB Firm (the "Second Appraiser" and, together with the First Appraiser, the "Appraisers") to determine the Fair Market Value. The fees and expenses of each Appraiser will be borne by each of the Members that have retained such Appraiser.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

            (c) Within 45 days of the date of selection of the Appraisers, each of the First Appraiser and the Second Appraiser will determine the Fair Market Value and will notify the Members of such determination (specifying the Fair Market Value as determined by such Appraiser and setting forth, in reasonable detail, the basis for such determination). If the Fair Market Value as determined by one Appraiser is not more than 110% of the Fair Market Value as determined by the other Appraiser, the Fair Market Value will be the average of the two amounts. In all other cases, the Appraisers will jointly select a third IB Firm (the "Third Appraiser"). The fees and expenses of the Third Appraiser will be borne by the Members equally.

            (d) The Third Appraiser will, within 45 days of its retention, determine its view of the Fair Market Value, and the Fair Market Value will thereupon be the average of (i) the Fair Market Value as determined by the Third Appraiser and (ii) whichever of the Fair Market Values as determined by the First Appraiser and the Second Appraiser is closer to the Fair Market Value as determined by the Third Appraiser; provided that if Fair Market Values as determined by the First Appraiser and the Second Appraiser differ by the same amount from the Third Appraiser's determination of Fair Market Value, the Fair Market Value will be as determined by the Third Appraiser. The determination of Fair Market Value in accordance with this Section 2.6 will be final, binding and conclusive upon the Members.

            (e) Each Member will share with the other Member any written communication it has with the Third Appraiser and will not communicate other than in writing with the Third Appraiser without giving the other Member an opportunity to be present at any such communication.

            (f) The aggregate Preferred Interest Amount(s) shall be treated as indebtedness of the Company in any determination of Fair Market Value under this Agreement.

      Section 2.7 Deadlock.

            (a) If at any time there is an inability of the Members to agree, despite good faith efforts to reach agreement, on a course of action in respect of any material matter and such inability persists for at least 30 days after such inability first arises and if any Member reasonably believes that such inability to agree has had or is reasonably expected to result in a Material Adverse Effect (a "Deadlock Event"), then either Member may request that such Deadlock Event be immediately submitted for resolution to the Chairman of ECD and the President of CTTV (or such other senior executive of CTTV or its Affiliates as CTTV may designate). Such request shall be in writing and shall be accompanied by the requesting Member's statement of the matter and its position with respect thereto. The other Member shall have the right to submit to such officers its own statement of the matter and its position with respect thereto.

            (b) If such matter is not resolved within thirty (30) days of the submission of such matter to such officers, then:

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                  (i) no action will be taken with respect to such matter and the status quo shall be maintained in respect thereof, and

                  (ii) either Member (the "Electing Member") who is not a
            Defaulting Member may declare a deadlock (a "Deadlock") by delivering a written notice (a "Deadlock Notice") to the other Member at any time for a period of sixty (60) days beginning at the end of such 30-day period stating that a Deadlock has occurred and specifying the valuation of the Company (as to which the aggregate Preferred Interest Amount(s) shall be treated as a liability of the Company) (the "Designated Valuation") based on which the Electing Member (or any Affiliate of the Electing Member designated by it) agrees that it will either purchase for cash all of the other Member's (the "Accepting Member") Interest or sell for cash all of the Electing Member's Interest to the Accepting Member (or any Affiliate of the Accepting Member designated by it); provided that if the Members are unable to agree whether such persistent inability to agree has had or will have a Material Adverse Effect, such question shall be determined in the affirmative pursuant to Section
            11.11 before any purchase of a Member's Interest may occur pursuant to this Section 2.7. If the Accepting Member has reasonable grounds for insecurity regarding the ability of the Electing Member to pay the Deadlock Price (as hereinafter defined) pursuant to any Deadlock Notice delivered by the Electing Member, the Accepting Member may demand Adequate Assurance of Performance from the Electing Member. "Adequate Assurance of Performance" shall mean evidence demonstrating to the reasonable satisfaction of the Member making such demand that the other Member has sufficient funds available to it to allow it to pay in cash the Deadlock Price when due in accordance with the applicable Deadlock Notice. In the event the Electing Member shall fail to deliver Adequate Assurance of Performance within thirty (30) days of any such demand, such Deadlock Notice delivered by the Electing Member shall be deemed to be void and of no further force or effect. In the event more than one Deadlock Notice shall be delivered with respect to any Deadlock, the Deadlock Notice specifying the higher Deadlock Price shall control and any other Deadlock Notice shall be disregarded (unless the Deadlock Notice specifying the higher Deadlock Price shall be deemed void pursuant to the preceding sentence, in which case such other Deadlock Notice shall not be disregarded).

            (c) The Accepting Member shall have forty-five (45) days from the receipt of the Deadlock Notice to notify the Electing Member in writing of the Accepting Member's decision to either purchase the Electing Member's Interest or sell the Accepting Member's Interest, in each case for the applicable Deadlock Price (the "Election Notice"). If the Accepting Member does not deliver an Election Notice within such forty-five (45) days, it shall be obligated to sell its Interest to the Electing Member at the applicable Deadlock Price. In the event the Accepting Member shall elect to purchase the Electing Member's Interest pursuant to the first sentence of this Section 2.7(c), and the Electing Member has reasonable grounds for insecurity regarding the ability of the Accepting Member to pay the Deadlock Price, the Electing Member may demand Adequate Assurance of Performance from the Accepting Member. In the event the Accepting Member shall fail to deliver

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

      Adequate Assurance of Performance within thirty (30) days of any such demand, such election to purchase shall be deemed to be an election to sell and the Accepting Member shall be obligated to sell its Interest pursuant to such Deadlock Notice at the applicable Deadlock Price. If the selling Member is the holder of a Preferred Interest, the purchasing Member shall be obligated to pay the Deadlock Price plus the Preferred Interest Amount with respect to the Selling Member. In the event of any purchase and sale pursuant to this Section 2.7, the Deadlock Price shall be payable in cash.

            (d) "Deadlock Price" means a price equal to (i) the Designated Valuation multiplied by (ii) the Percentage Interest of the selling Member; provided that in the event the Accepting Member delivers an Election Notice in which it agrees to sell its Interest pursuant to
      Section 2.7(c), at the Accepting Member's option, such Election Notice may include an irrevocable election that the Deadlock Price shall instead mean a price equal to (i) Fair Market Value of the Company (calculated in accordance with Section 2.6) multiplied by (ii) the Percentage Interest of the selling Member. If such an election is made, within thirty (30) days after such determination of the Deadlock Price, the Electing Member may by written notice to the Accepting Member elect to (x) purchase the Accepting Member's Interest at such Deadlock Price (any such notice, a "FMV Confirmation") or (y) irrevocably withdraw its Deadlock Notice with respect to the applicable Deadlock Event.

            (e) Within thirty (30) days after identification of the purchasing Member pursuant to subsection (c) above (or, if applicable, the date the Electing Member delivers a FMV Confirmation), the selling Member shall deliver its Interest, free and clear of all Liens (other than any Lien created under any financing to which the Company is a party and any Lien granted to the other Member pursuant to this Agreement), together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to the purchasing Member or its designee, against payment of the applicable Deadlock Price (plus the selling Member's Preferred Interest Amount, if applicable).

            (f) Notwithstanding any other provision of this Agreement, no transfer of the selling Member's Interest shall occur pursuant to this
      Section 2.7 unless and until any and all necessary consents and approvals have been obtained from any Governmental Body with authority with respect thereto, including any required approvals under the HSR Act. The Members agree to cooperate and to cause their Affiliates to cooperate in the preparation and filing of any and all reports or other submissions required in connection with obtaining such consents and approvals.

            (g) Notwithstanding any other provision of this Agreement, in no event shall a Deadlock Event be deemed to result from the refusal of either party or any of its Affiliates to agree or consent to any amendment, modification or waiver of or under this Agreement or any other agreement between the parties or their respective Affiliates.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                                   ARTICLE 3

                                CAPITAL STRUCTURE

      Section 3.1 Members' Capital Contributions and Percentage Interests.

            (a) CTTV and OBC shall use reasonable efforts to assist the Company in securing funding for its operations from sources other than CTTV and OBC. If despite such efforts the Company is unable to obtain such funding on terms acceptable to the Members, subject to Section 3.2, CTTV and OBC shall be responsible for making Capital Contributions, as are required to fund the Company's operations in accordance with the applicable Approved Annual Budgets, but only to the extent such funding requirements exceed cash available from the Company's operations. The parties acknowledge that
      (a) in Section 3.1(a) of the Prior Operating Agreement, CTTV agreed to contribute a fixed amount of cash in order to fund the Company's operations during the Limited Production Phase (as such term is defined in the Prior Operating Agreement) (the "Original Funding Commitment") and (b) as of September 30, 2004, the aggregate amount of cash so contributed to the Company by CTTV was $143,585,000 (the "September Number"). The parties agree that CTTV will contribute an amount equal to the Remaining Funding Commitment (as hereinafter defined) on substantially the same terms as prior contributions by CTTV pursuant to the Original Funding Commitment. The term "Remaining Funding Commitment" shall mean an amount equal to (x) $160,000,000 minus (y) the September Number minus (z) the amount of any contributions made by CTTV pursuant to the Original Funding Commitment between September 30, 2004 and the date of this Agreement. At all times after such time as CTTV shall have satisfied the Remaining Funding Commitment, CTTV and OBC shall fund the costs and expenses necessary in proportion to their respective Percentage Interests. The Members' obligations to make Capital Contributions are subject to Section 3.2. The Members acknowledge that the initial Book Value of the intellectual property and know how contributed by OBC pursuant to the Technology Agreement as in effect on July 17, 2001, was, as set forth in such agreement, equal to $160,000,000 plus the difference between CTTV's Capital Account and OBC's Capital Account as of July 17, 2001 and that, taking into account all Capital Account adjustments made as of the date of this Agreement, such Book Value has been included in the balance of OBC's Capital Account.

            (b) Percentage Interests. The Percentage Interests assigned to the Members in consideration of their Capital Contributions heretofore made and CTTV's agreement to contribute an additional amount equal to the Remaining Funding Commitment are as follows:

   Member                      Percentage Interest
   ------                      -------------------
   CTTV                        50%

   OBC                         50%

      The Management Committee shall amend the foregoing table of Members and Percentage

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

      Interests from time to time as necessary to reflect any admission of additional or substituted Members, in each case as permitted herein, and to reflect any adjustment of the Members' Percentage Interests upon conversion of Preferred Interests. Except as otherwise required by the foregoing sentence, no adjustment to the Capital Account of a Member in accordance with Section 3.8 shall affect the Percentage Interest of such Member.

      Section 3.2 Funding Alternatives. In the event the Members shall agree that any Capital Contribution shall be made, by the approval of a Disbursement and Commitment Schedule, from the date CTTV shall have contributed an amount equal to the Remaining Funding Commitment until January 1, 2008 and ECD and OBC fail to fund their share of such Capital Contribution, CTTV may at its option purchase a Preferred Interest in the Company in an amount equal to the Capital Contribution that OBC and ECD failed to fund. Any purchase of Preferred Interest by CTTV may, at its option, also include CTTV's share of such Capital Contribution. In no event shall CTTV be obligated to purchase any Preferred Interests pursuant to this Section 3.2 after December 31, 2007. At all times on or after January 1, 2008, in the event the Members shall agree that any Capital Contribution shall be made, each Member shall use diligent efforts to meet its funding obligations in cash from its own corporate resources and ECD shall use diligent efforts to cause OBC to meet its funding requirements in cash from ECD's corporate resources. If (a) OBC and ECD reasonably determine that, despite such efforts, OBC will not be able to fund in cash its share of the funding required, and (b) CTTV shall so request in writing, OBC and ECD shall diligently explore other reasonable sources of OBC's share of such funding, including equity or debt financing of OBC or ECD from independent third parties. ECD shall be deemed to have made a reasonable determination for purposes of the foregoing sentence in the event ECD shall have delivered to CTTV a written description of such determination setting forth in reasonable detail the basis therefor and signed by each director of ECD that is an Independent Director. Neither OBC nor CTTV shall be responsible for making any Capital Contributions otherwise required pursuant to Section 3.1(a) that are funded with Preferred Interests purchased by CTTV pursuant to this Section 3.2. In no event shall OBC purchase or otherwise acquire any Preferred Interest (except as contemplated by Section 3.5). Prior to January 1, 2008, OBC shall not be deemed to be in default of its obligations under this Agreement based on its failure to make its share of Capital Contributions as contemplated by this Section 3.2. At all times on or after January 1, 2008, OBC shall not be deemed to be in default of its obligations under this Agreement provided ECD's Independent Directors have made a reasonable determination of OBC's inability to meet its funding obligations and shall have delivered to CTTV a written description of such determination as contemplated by this Section 3.2.

      Section 3.3 Additional Capital Contributions. Subject to Section 3.2, in the event that the Members shall agree that Capital Contributions in addition to the Capital Contributions provided for in Section 3.1 shall be made, each Member shall contribute to the capital of the Company an amount calculated by multiplying such Member's Percentage Interest by the aggregate amount of additional Capital Contributions so determined by the Members.

      Section 3.4 Payment of Capital Contributions. The Management Committee shall issue or cause to be issued a written request to each Member for payment of any Capital Contributions to be made in accordance with Section 3.3 at such times and in such amounts as the Members shall agree, provided that the due date for any such Contributions shall be not less than 10 Business

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

Days following the date of such request. All Capital Contributions received by the Company after the date specified in such written request shall be accompanied by interest on such overdue amounts, which interest shall be payable to the Company and shall accrue from and after such specified date until paid at an annual rate equal to 2% over the Prime Rate.

      Section 3.5 Option to Purchase Preferred Interest.

            (a) CTTV hereby grants to OBC the right to purchase from CTTV (the "Option"), at any time during the period from and including January 1, 2008 until the date that is thirty (30) days prior to the Maturity Date of the Preferred Interest, up to an aggregate of one-half (-1/2) of CTTV's outstanding Preferred Interest. The purchase price with respect to any portion of such outstanding Preferred Interest (a "Portion") shall be the sum of (i) an amount equal to CTTV's Preferred Capital Contribution with respect to the Portion, plus (ii) the "Option Premium" (as hereinafter defined), less (iii) an amount equal to the sum of any Preferred Return previously paid with respect to such Portion. The Option Premium shall be an amount determined by crediting the Preferred Capital Contribution with respect to such Portion with a return calculated in the same manner as simple interest at the rate of ten percent (10%) per annum calculated on the basis of a 365-day year. The purchase price shall be paid at closing in immediately available funds.

            (b) If OBC purchases a Preferred Interest from CTTV, OBC shall succeed to a ratable portion of the Preferred Adjusted Capital, Preferred Return, Unpaid Preferred Return, and Unallocated Preferred Return in respect of such transferred portion of the Preferred Interest. In accordance with the terms of Section 4.1(a) hereof, any distributions on the Preferred Interests held by CTTV and OBC shall be made ratably in accordance with the respective Preferred Interest Amounts of OBC and CTTV, respectively. For the avoidance of doubt, as provided in Section 4.1(b), if the Company makes a distribution exceeding the amount of the Unpaid Preferred Return with respect to the Preferred Interest of OBC and CTTV, then the balance of any such distribution shall be ratably applied to the reduction of the Preferred Adjusted Capital of OBC and CTTV in accordance with their respective Preferred Interest Amounts, until the Preferred Adjusted Capital of each such Member has been reduced to zero and as a result all Preferred Interests have been redeemed.

            (c) Notwithstanding any provision herein to the contrary, no acquisition by OBC of a Preferred Interest pursuant to the exercise of the Option by OBC shall (i) entitle OBC or any transferee to any additional votes under Section 5.2(c) by virtue of its ownership of a Preferred Interest, whether previously owned by CTTV or otherwise, or (ii) divest CTTV of such votes.

            (d) No Member shall make any Capital Contributions to the Company except pursuant to this Article 3. No Member shall be entitled to payment by the Company of interest on its Capital Contributions.

      Section 3.6 Member Loans; Preferred Interests.

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

            (a) With the prior approval of the other Member, a Member may lend to the Company funds needed by the Company for working capital purposes (which shall not include amounts due under Sections 3.1, 3.2 and 3.3). An account shall be established and maintained for such lending Member separate from such Member's Capital Account, such account being herein referred to as such Member's "Loan Account." Any Loan made by a Member to the Company shall be credited to such Member's Loan Account. Interest on any Loan made by a Member to the Company shall accrue on the unpaid balance thereof at the Prime Rate and shall be repaid by the Company prior to any distributions to the Members pursuant to Section 4.1. A credit balance in the Loan Account of a Member shall constitute a liability of the Company and shall not constitute a part of such Member's Capital Account.

            (b) Preferred Interests.

                  (i) Preferred Interest. The original amount of a Preferred
            Interest shall equal the amount of the Capital Contribution made in consideration of such Preferred Interest pursuant to Section 3.2 of the Agreement.

                  (ii) Mandatory Redemption. The Preferred Interest shall be redeemed by the Company on the Maturity Date at a redemption price equal to the Member's Preferred Interest Amount as of the Maturity Date. If the Company shall fail to redeem the Preferred Interest as required in this Section 3.6(b)(ii), then, not in limitation of any rights available to the Preferred Member in law or equity, the rate used to calculate the Preferred Return for all purposes of this Agreement shall thereafter be the Prime Rate plus 4%. For the avoidance of doubt, such increase in the rate used to calculate the Preferred Return shall be prospective and shall not be applied retroactively with respect to periods prior to the Maturity Date.

                  (iii) Preferred Interest Distributions. The Preferred Interest
            holder is entitled to receive distributions in respect of such interest as provided in Articles 4 and 9 of this Agreement.

                  (iv) Rank. Without the prior written consent of all holders of
            Preferred Interests, the Company shall not issue any class or series of Interest in the Company that is senior to the Preferred Interest with respect to distribution rights or rights upon liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, sale of substantially all of the Company's assets or sale of the Company (each, a "Liquidation Event").

                  (v) Liquidation Preference. As provided in Section 9.3(c), upon the occurrence of a Liquidation Event, each holder of a Preferred Interest shall be entitled to receive, before any assets are distributed to the Members, an amount equal to the Preferred Interest Amount with respect to such holder.

                  (vi) Conversion.

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                              (A) Optional Conversion. Upon the Company's
                        failure to redeem the Preferred Interest on the Maturity Date, the holder of a Preferred Interest shall have the right to convert its Preferred Interest Amount into additional Interest in the Company, based on the Fair Market Value on the date of such conversion. Upon the occurrence and during the continuance of any Default by OBC hereunder, CTTV shall have the right to convert its Preferred Interest Amount into additional Interest in the Company, based on the Fair Market Value on the date of such conversion.

                              (B) Adjustment to Percentage Interests. In the
                        event of any conversion of Preferred Interests pursuant to this Section 3.6(b)(vi), the Percentage Interests of the Members shall be adjusted accordingly in accordance with Section 3.1(b).

                  (vii) Prohibition on Distributions. As provided in Section
            4.1, at any time while any Preferred Interest shall be outstanding, the Company shall not make any distributions other than distributions on the Preferred Interest pursuant to Section 4.1(b).

      Section 3.7 Capital Accounts. The Company shall maintain a separate capital account ("Capital Account") for each Member, which shall be maintained and adjusted as described in Section 3.8.

      Section 3.8 Capital Account Adjustments.

            (a) Notwithstanding any provision in this Agreement to the contrary, each Member's Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury Regulations thereunder, including without limitation (i) the adjustments permitted or required by Code Section 704(b) and (ii) the adjustments required to maintain Capital Accounts in accordance with the "substantial economic effect test" set forth in the Treasury Regulations under Code Section 704(b).

            (b) A Member's Capital Account shall be increased by (i) the amount of cash and the initial Book Value of any property contributed by such Member to the Company, (ii) such Member's allocable share of Profits, income and gain and (iii) the amount of any Company liabilities that are expressly assumed by such Member or that are secured by any Company property distributed to such Member.

            (c) A Member's Capital Account shall be decreased by (1) the amount of cash and the Book Value of any Company property distributed to such Member pursuant to any provision of this Agreement, (2) such Member's allocable share of Losses, deductions and other losses and (3) the amount of any liabilities of such Member that are expressly assumed by the Company or that are secured by any property contributed by such Member to the Company.

            (d) Upon the occurrence of certain events described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (including, for the avoidance of doubt, in connection with the

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

      liquidation of the Company), the Management Committee shall increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company property on the Company's books and any unrealized gain or loss shall be allocated in accordance with Article 4; provided that no such adjustment shall be required if the Management Committee unanimously determines that such adjustment would be de minimis or would otherwise have no effect on the distributions (including liquidating distributions) to which each Member is entitled hereunder.

            (e) The Capital Account of each Member shall be determined after giving effect to all transactions which have been effected prior to the time when such determination is made giving rise to the allocation of Profits and Losses and to all contributions and distributions theretofore made. Any Person who acquires an Interest directly from a Member, or whose Percentage Interest shall be increased by means of a Disposition to it of all or part of the Interest of another Member, shall have a Capital Account which includes all or part of the Capital Account balance of the Interest so acquired or Disposed of.

            (f) Any fees, salary or similar compensation payable to a Member pursuant to this Agreement shall be deemed a guaranteed payment for federal income tax purposes and not a distribution to such Member for such purposes. Such payments to a Member shall not reduce the Capital Account of such Member, except to the extent of its distributive share of any Losses or other downward capital adjustment resulting from such payment.

            (g) No Member with a deficit balance in its Capital Account shall have any obligation to the Company or any other Member to restore such deficit balance. In addition, no venturer or partner in any Member shall have any liability to the Company or any other Member for any deficit balance in such venturer's or partner's Capital Account in the Member in which it is a partner or venturer. Furthermore, a deficit Capital Account balance of a Member (or a deficit Capital Account of a venturer or partner in a Member) shall not be deemed to be a Company asset or Company property.

            (h) In the event of the conversion of a Preferred Interest pursuant to Section 3.6, Capital Accounts shall be adjusted and maintained to reflect such conversion in accordance with Proposed Treasury Regulations under Sections 704, 721, and 761 of the Code addressing partnership noncompensatory options (the "NCO Regulations") or such other reasonable method established by the Management Committee consistent with the Members' economic agreement; provided, that the NCO Regulations shall be applied (pursuant to their terms) from and after their adoption in temporary or final form.

      Section 3.9 Return of Capital. Except to the extent permitted in Article 9 upon a dissolution of the Company, no Member shall have the right to demand a return of such Member's Capital Contribution (or the balance of such Member's Capital Account). Further, except as provided in Article 4, no Member shall have the right (i) to demand and receive any distribution from the Company in any form other than cash or (ii) to bring an action of partition against the Company or its property. The Management Committee shall have no personal liability for the repayment of the capital contributed by Members.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC


                                   ARTICLE 4

                          ALLOCATIONS AND DISTRIBUTIONS

         Section 4.1 Distributions. Except as provided in Article 9 upon dissolution of the Company, Distributable Cash Flow shall be distributed at such time and in such amounts as the Management Committee may determine as follows (provided, that the Company shall be required to make distributions under Section 4.1(b) no less frequently than the last Business Day of each year, to the extent of Distributable Cash Flow computed as of such time):

                  (a) first, if the Company shall have outstanding any debt owing to its Members, then to such Members in repayment of such debt;

                  (b) second, if the Company shall have outstanding any Preferred Interest, then to the Preferred Member(s) in payment of (i) first, the Unpaid Preferred Return, and (ii) then, the Preferred Adjusted Capital; in each case, to the extent such amount(s) are outstanding at the time of the distribution and to each such Member pro rata in accordance with such amounts; and

                  (c) then, to the Members, pro rata, in accordance with their respective Percentage Interests, determined as of the date of such distribution.

Notwithstanding anything to the contrary in this Agreement, no distribution may be made to a Member that would create or increase an Adjusted Capital Account Deficit with respect to such Member.

         Section 4.2 Profits, Losses and Distributive Shares of Tax Items.

                  (a) Profits. Except as provided in Section 4.2(c), Profits for any Fiscal Year or other period will be allocated to the Members as follows:

                           (i) first, to the Preferred Member(s), if any, in
                  proportion to their Preferred Interest Amounts, until the cumulative allocations of Profits to such Member(s) under this
                  Section 4.2(a)(i) for all periods equals the cumulative allocations of Losses made under Section 4.2(b)(ii) for all periods;

                           (ii) second, to the Preferred Member(s), if any, in
                  proportion to the Unallocated Preferred Return(s) of such Member(s), until the cumulative allocations of Profits in respect of the Preferred Interest held by each such Member under this Section 4.2(a)(ii) for all periods equals the cumulative Preferred Returns in respect of such interest for all periods;

                           (iii) then, to the Members in accordance with their
                  Percentage Interests.

                  (b) Losses. Except as provided in Section 4.2(c), Losses for any Fiscal Year or other period will be allocated to the Members as follows:

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC


                           (i) First, to the Members in proportion to their
                  respective Common Adjusted Capital Accounts, until such time that the Adjusted Capital Account of the Preferred Member(s), if any, has been reduced to an amount equal to such Member(s)' Preferred Adjusted Capital plus Unpaid Preferred Return (solely for the purposes of this Section 4.2(b)(i), each Member's "Common Adjusted Capital Account" shall equal such Member's Adjusted Capital Account less the Preferred Adjusted Capital and Unpaid Preferred Return, if any, attributable to such Member);

                           (ii) Second, to the Preferred Member(s) if any, in
                  proportion to their positive Adjusted Capital Account balances, until the Adjusted Capital Account of each such Member has been reduced to zero;

                           (iii) And third, to the Members in accordance with
                  their respective Percentage Interests.

                  (c) Special Allocations. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

                           (i) Company Minimum Gain Chargeback. Notwithstanding
                  any other provision of this Section, if there is a net decrease in Minimum Gain during any taxable year or other period for which allocations are made, the Members will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods). The amount allocated to each Member under this Section shall be an amount equal to the total net decrease in the Member's Minimum Gain Share at the end of the immediately preceding taxable year. The items to be allocated will be determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 4.2(c)(i) is intended to comply with the "partnership minimum gain chargeback" requirements of the Treasury Regulations and the exceptions thereto and will be interpreted consistently therewith.

                           (ii) Member Nonrecourse Debt Minimum Gain Chargeback.
                  Notwithstanding any other provision of this Section (other than Section 4.2(c)(i) which shall be applied first), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year or other period for which allocations are made, any Member with a share of such Member Nonrecourse Debt Minimum Gain attributable to any Member Nonrecourse Debt (determined under Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of the year shall be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in proportion to the portion of such Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain with respect to such Member Nonrecourse Debt that is allocable to the Disposition of Company property subject to such Member Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(g). This Section is intended to comply with the "partner minimum gain chargeback" requirements of the Treasury Regulations and the exceptions thereto and shall be interpreted-consistently therewith.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                           (iii) Qualified Income Offset. A Member who
                  unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible.

                           (iv) Nonrecourse Deductions. Nonrecourse Deductions
                  for any taxable year or other period for which allocations are made will be allocated among the Members in proportion to their respective Percentage Interests in the Company.

                           (v) Member Nonrecourse Deductions. Notwithstanding
                  anything to the contrary in this Agreement, any Member Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations
                  Section 1.704-2(i).

                           (vi) Code Section 754 Adjustments. To the extent an
                  adjustment to the adjusted tax basis of any Company asset under Code Sections 734(b) is required to be taken into account in determining capital accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the capital accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

                           (vii) Depreciation Recapture. In the event there is
                  any recapture of Depreciation, the allocation of gain or income attributable to such recapture shall be shared by the Members in the same proportion as the deduction for such Depreciation was shared.

                           (viii) Reallocation. To the extent Losses allocated
                  to a Member would cause the Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, the Losses will be allocated to the other Member. If any Member receives an allocation of Losses otherwise allocable to the other Member in accordance with this Section, such Member shall be allocated Profits in subsequent Fiscal Years necessary to reverse the effect of such allocation of Losses. Such allocation of Profits (if any) shall be made before any allocations under Section 4.2(a) but after any other allocations under Section 4.2(c).

                           (ix) Curative Allocations. The allocations set forth
                  in Sections 4.2(c)(i) through (vii) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b) and 1.704-2. Accordingly, the Management Committee is authorized to further allocate Profits, Losses, and other items among the Members so as to prevent the Regulatory

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                  Allocations from distorting the manner in which Company distributions would be divided among the Members under Sections 4.1 and 9.3 but for application of the Regulatory Allocations; taking into account whether Regulatory Allocations in subsequent periods may offset Regulatory Allocations made in the current and prior periods. In general, the reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction, to the extent they exist, among the Members so that the net amount of the Regulatory Allocations and the special allocations to each Member is zero. The Management Committee will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.

                           (x) Guaranteed Payment. If any amount distributable
                  to a Member under Articles 4 or 9 hereof is required to be treated as a "guaranteed payment" within the meaning of
                  Section 707(c) of the Code, the deduction for such guaranteed payment shall be allocated among the Members so that the net Profits or Losses recognized by each Member from the Company, taking into account such guaranteed payment and the Member's allocable share of Company Profits and Losses, is equal to the net Profits and Losses that such Members would have recognized if such guaranteed payment were treated instead as a distribution of Company Profits and such Company Profits had been allocated in accordance with Article 4 hereof.

                           (xi) Extraordinary Gain/Loss Allocations. Profit or
                  Loss from the sale of the Company's assets (other than in the ordinary course of business), the revaluation of the Company's assets as provided for in Section 3.8(d), and all Profits and Losses (and if necessary, items of income, gain, loss, and deduction) arising in the taxable year(s) in which the liquidation and winding up of the Company occurs, shall be allocated among the Members in amounts sufficient to place the Members' relative Capital Account balances, as nearly as possible, in the same proportion as their respective Percentage Interests (the "Pro Rata Allocation"); provided, that (i) to the extent possible, such allocations shall first be made among the Members in a manner such that each Preferred Member's Capital Account balance is increased, if necessary, to an amount equal to the sum of the Preferred Adjusted Capital, the Unpaid Preferred Return, and the Unallocated Preferred Return amounts, if any, with respect to such Member (together, the "Preferred Entitlement Amount"), and (ii) after performing the allocations required in the foregoing clause
                  (i), the Pro Rata Allocation shall be performed by disregarding the Preferred Entitlement Amount(s), if any, reflected in the Preferred Member(s)' Capital Account(s).

                  (d) Federal Income Tax Allocations.

                           (i) Except as provided in the following clause (ii)
                  or as required by the Code or Treasury Regulations, all items of income, gain, loss, deduction, credit, and any other items of the Company shall be allocated among the Members for federal and state income tax purposes in the same manner as such items are allocated for purposes of allocating Profits and Losses.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                           (ii) In accordance with Code Section 704(c) and the
                  related Treasury Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, will be allocated among the Members using the "Traditional Method" as set forth in Treas. Reg. Section 1.704-3(b), unless otherwise determined by the Management Committee, acting unanimously. If the Book Value of any Company asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to that asset will take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the related Treasury Regulations. Allocations under this Section are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses or other items or distributions under any provision of this Agreement.

                  (e) Member Acknowledgment. The Members agree to be bound by the provisions of this Section in reporting their shares of Company income and loss for federal and state income tax purposes.

         Section 4.3 Compliance with Code. The foregoing provisions of this Article relating to the allocation of Profits, Losses and other items for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The Management Committee will have the discretion to allocate items of income, gain, loss and deduction among the Members to ensure that this Article complies with such Treasury Regulations.

         Section 4.4 Allocations upon Disposition of Interest. Profits or Losses attributable to any Interest which has been Disposed of shall be allocated (i) to the transferor for the days prior to and including the date of the Disposition; and (ii) to the transferee for the days subsequent to the date of the Disposition.

         Section 4.5 Tax Matters.

                  (a) Tax Matters Member. The tax matters partner for purposes of Section 6231 of the Code (the "Tax Matters Member") shall be CTTV. The Tax Matters Member is specifically directed and authorized to take whatever steps such Member, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required. The Tax Matters Member shall not be liable to the Company or the other Members for any act or omission taken or suffered by it in its capacity as Tax Matters Member in good faith and in the belief that such act or omission is in accordance with the directions of the Members; provided that such act or omission is not in willful violation of this Agreement and does not constitute fraud or a willful violation of applicable Laws.

                  (b) Tax Returns. After consultation and the consent of the other Member and subject to Section 5.3 hereof, at the expense of the Company, the Tax Matters Member

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         shall cause to be prepared and timely filed all tax returns (including amended returns) required to be filed by the Company. The Tax Matters Member shall maintain or cause to be maintained the Capital Accounts of the Members as described in Section 3.7. On or prior to the August 15 following the end of each Fiscal Year of the Company, the Tax Matters Member shall provide to the other Member for its review a draft Form 1065 of the Company and related Schedules K-1 of the Members for such Fiscal Year. At least twenty (20) days prior to filing any Company tax return, including any information returns, estimated returns and any other statement, report or form, with respect to United States federal income taxes, or any state or local income tax returns for jurisdictions in which the Company is treated as a partnership (each, a "Tax Return"), the Tax Matters Member shall provide a copy of such Tax Return to the other Member for its review. The Members agree not to take any position in their respective tax returns that is inconsistent with the Tax Returns filed by the Company. The Members intend that the Company shall be classified as a partnership for federal income tax purposes under Treasury Regulations Section 301.7701-3.

                  (c) Tax Elections. After consultation and consent of the other Member (which consent shall not be unreasonably withheld) and subject to Section 5.3, the Tax Matters Member shall make any tax elections the Members agree to be appropriate to utilize the alternate test for economic effect contained in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) provided that the Company shall make (or continue in effect) the following elections (and any comparable state or local elections) effective from the Company's first taxable year:

                           (i) to amortize start-up expenditures, if any, over a
                  60-month period in accordance with Section 195 of the Code;

                           (ii) to amortize Company organizational expenses, if
                  any, over a 60-month period in accordance with Section 709(b) of the Code;

                           (iii) To elect the most accelerated method of
                  depreciation and amortization for any Company asset acquired by the Company;

                           (iv) To elect under Section 6231(a)(1)(B)(ii) of the
                  Code not to have clause (i) of Section 6231(a)(1)(B) of the Code apply, it being agreed that the Company will be audited at the Company level.

                           (v) In addition, notwithstanding Section 5.3, upon
                  written request by any Member to the Tax Matters Member for a
                  Section 754 election under the Code, the Members agree that the Tax Matters Member shall make such election.

                  (d) Audits. Subject to Section 5.3, all matters relating to all Tax Returns filed by the Company, including tax audits and related matters and controversies, shall be conducted, at the expense of the Company, by the Tax Matters Member after consultation and consent of the other Member (which consent shall not be unreasonably withheld). The Tax Matters Member will keep the other Member and the Management Committee fully advised of all actions taken and proposed to be taken by it in its capacity as Tax Matters

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC


         Member. The Tax Matters Member shall give prompt notice to the other Member of any audit or examination of the Company's books and records to be conducted by any taxing authority or other governmental Person. In the event any such examination results in a proposed adjustment, the Tax Matters Member may after consultation with and the consent of the other Member (which consent shall not be unreasonably withheld), settle or compromise any issue arising from such examination or audit. In the event of any audit or administrative or judicial proceeding that involves an issue that may have a material adverse impact on a Member, such Member may, at its option and at the expense of the Company, assume control of all or such portion of such audit or proceeding.

                  (e) Survival. The provisions of this Section 4.5 shall survive the dissolution of the Company or the termination of any Member's Interest and shall remain binding on all Members for a period of time necessary to resolve with the applicable federal, state, local or foreign taxing authorities all matters (including any litigation) regarding federal, state or local taxation, as the case may be, of the Company or any Member with respect to the Company.

                                   ARTICLE 5

                                   MANAGEMENT

         Section 5.1 Management of the Business of the Company. The Members shall manage the business of the Company, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. The Members may appoint, employ or otherwise contract with any Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Members may delegate to any such Person (who, if an individual, may be designated an officer of the Company) such authority to act on behalf of the Company as the Members may from time to time deem appropriate. No single Member, solely by reason of its status as such, shall (i) transact any business on behalf of the Company or
(ii) possess any authority or power to sign for or bind the Company.

         Section 5.2 The Management Committee.

                  (a) Purpose. Pursuant to Section 5.1, and subject to the delegation of rights and powers as provided for herein, the Members shall manage the business of the Company by and through their respective representatives on the Management Committee, which representatives shall constitute agents of the appointing Member and shall not constitute managers of the Company within the meaning of the Michigan Act.

                  (b) Composition. Each Member shall be represented at Management Committee meetings by individuals designated by them to serve as representatives on the Management Committee. The Management Committee shall be comprised of four (4) representatives, with two representatives to be designated by each Member. Each representative shall be an employee of the appointing Member or one of its Affiliates and shall serve for an indefinite term at the pleasure of the appointing Member. Any

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         appointment or replacement (with or without cause) of a representative by a Member shall be effective upon notice of such appointment or replacement given to the Company and the other Member. Upon the death, resignation or removal of any representative, the appointing Member shall promptly appoint a successor.

                  (c) Voting. Any approval, vote, or consent of the Members under this Agreement shall be taken at a meeting of the Management Committee or by written consent, in each case pursuant to this Section 5.2(c) and Section 5.5. Each Member shall be entitled to one vote, which may be exercised by either Management Committee representative appointed by such Member. If both such representatives are present at a meeting, such Member shall appoint one such representative to exercise such Member's vote. Except to the extent expressly otherwise provided herein, each Member, when exercising any voting right hereunder or under the Michigan Act or determining to grant or withhold its consent to any matter involving the Company, may exercise such rights or make such determinations as it in its sole discretion deems appropriate, and each of the representatives on the Management Committee shall have the right to act in the interests and at the discretion of the Member that appointed such representative. Any reference in this Agreement to the approval, vote, or consent of the Management Committee shall mean the approval, vote, or consent of the Members in accordance with this Agreement. Notwithstanding the foregoing, if at any time CTTV shall be a Preferred Member, CTTV shall have two votes. Notwithstanding any provision herein to the contrary, the acquisition of CTTV's Preferred Interest pursuant to the exercise of the Option by OBC under Section
         3.5 shall not entitle OBC or any transferee to any additional votes under this Section 5.2(c) by virtue of its ownership of a Preferred Interest, whether previously owned by CTTV or otherwise.

         Section 5.3 Power and Authority of the Management Committee. Except as otherwise provided herein, or as may otherwise be required by the Michigan Act, all approvals and other actions by the Members shall be taken by majority vote of the Members taken at a meeting of the Management Committee or by written consent, in each case pursuant to Sections 5.2(c) and 5.5. Matters requiring the approval of the Management Committee shall include but not be limited to any of the following to the extent not incorporated in an Annual Budget, Annual Operating Plan or Disbursement and Commitment Schedule approved pursuant to
Section 5.4(a):

                  (a) Acquisition by purchase, lease, or otherwise of any real or personal property which may be necessary, convenient, or incidental to the Battery Business;

                  (b) Operation, maintenance, improvement, construction, ownership, grant of options with respect to, sale, conveyance, assignment, and lease of any real or personal property necessary, convenient, or incidental to the Battery Business;

                  (c) Execution of any and all agreements, contracts, documents, certification, and instruments necessary or convenient in connection with the management, maintenance, and operation of the Company's assets and business, or in connection with management of the Company's affairs;

                                      -31-
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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                  (d) Contracting on behalf of the Company for the services of independent contractors, and delegation to such Persons the duty to manage or supervise any of the assets or operations of the Company;

                  (e) Deleted;

                  (f) Assessment, collection, and receipt of any rents, issues and profits or income from any assets, or any part or parts thereof, and the disbursement of Company funds for Company purposes to those Persons entitled to receive same;

                  (g) Payment of all taxes, license fees, or assessments of whatever kind or nature, imposed upon or against the Company or its assets, and for such purposes to file such returns and do all other such acts or things as may be deemed necessary and advisable by the Company;

                  (h) Establishment, maintenance, and supervision of deposits of any monies or securities of the Company in accounts with federally insured banking institutions, or other institutions, as may be selected by the Management Committee, provided that such accounts are in the name of the Company;

                  (i) Initiation, defense, settlement and compromise of lawsuits (subject to Section 5.4(d)(viii)) or other judicial or administrative proceedings brought by or against the Company or the Members in connection with activities arising out of, connected with, or incidental to this Agreement and/or the business of the Company;

                  (j) Execution for and on behalf of the Company of all such applications for permits and licenses as the Management Committee deems necessary and advisable with respect to the Company's assets and business, and execution, filing and recordation of all such subdivisions, parcels, or similar maps covering or relating to the Company's assets or business;

                  (k) Performance of all ministerial acts and duties relating to the payment of all indebtedness, taxes, and assessments due or to become due with regard to the Company's assets or business, and the delivery and receipt of notices, reports, and other communications arising out of or in connection with the ownership, indebtedness, or maintenance of the Company's assets or business;

                  (l) Negotiation of and entry into leases for space necessary for the Company's assets or business on terms consistent with the then applicable Annual Operating Plan;

                  (m) Approval of operating expenditures in excess of those in an approved Disbursement and Commitment Schedule or an Approved Annual Budget;

                  (n) Establishment, appointment and removal of the Company officers, subject to Section 5.7;

                  (o) Deleted;

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                  (p) Establishment of bidding procedures for procurement of goods and services; and

                  (q) Deleted;

                  (r) Any amendment of any Associated Agreement to which the Company is a party;

                  (s) A change of the name of the Company;

                  (t) Engaging in a business other than the Battery Business;

                  (u) Any borrowing, leasing or other financings by the Company, or the creation of security interests, liens or mortgages in or on any property or assets of the Company;

                  (v) Making any loan, advance or other extensions of credit;

                  (w) Decisions as to the giving of any guarantee or indemnity to secure the liabilities or obligations of any other Person;

                  (x) The engagement of counsel and others in connection with the prosecution, defense, settlement and compromise of lawsuits or other judicial or administrative proceedings initiated by the Company or brought against the Company or the Members in connection with activities arising out of, connected with, or incidental to this Agreement and/or the business of the Company;

                  (y) Deleted.

                  (z) Decisions with respect to any derivative activities to which the Company may be a party;

                  (aa) Deleted.

                  (bb) The voting of all stocks or other equity or debt interests the Company may own in other entities, or the giving of consents or approvals with respect to such interests.

         Section 5.4 Matters Requiring Unanimous Vote of the Management Committee. Approval of the following matters shall require the Unanimous Approval of the Management Committee taken at a meeting of the Management Committee or by written consent, in each case pursuant to Sections 5.2(c) and 5.5:

                  (a) Approval of the Annual Budgets, Annual Operating Plans and Disbursement and Commitment Schedules;

                  (b) Determination as to whether the Company has satisfied the Objectives, approval of a recovery plan with respect to any Objectives that are not satisfied and any modifications of Objectives;

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                  (c) Appointment and removal of the President of the Company, including entry into, and any amendment to or termination or extension of the term of, any employment agreement with any President of the Company;

                  (d) any of the following not incorporated in an Annual Budget, Annual Operating Plan or Disbursement and Commitment Schedule approved pursuant to Section 5.4(a):

                           (i) Any lease, sale, exchange, conveyance or other
                  transfer or disposition of all, or substantially all, of the assets of the Company;

                           (ii) Payment of distributions to the Members except
                  in connection with the dissolution and winding up of the Company and except as required under Section 4.1(b);

                           (iii) Any merger, conversion or consolidation of or
                  involving the Company;

                           (iv) The assignment of any Company property in trust
                  for the benefit of creditors, or the making or filing, or acquiescence in the making or filing by any other Person, of a petition or other action requesting the reorganization or liquidation of the Company under the Bankruptcy Law;

                           (v) The issuance of any additional Interests (other
                  than Preferred Interests) or, except as otherwise provided in
                  Article 7 in connection with the transfer of an Interest, the admission of additional or substituted Members;

                           (vi) Entering into any contract with a Member or an
                  Affiliate of a Member having a value in excess of $100,000, including determining the fair market value of in-kind Capital Contributions by the Members;

                           (vii) Licensing, sale or other disposition of any
                  material item of intellectual property; and

                           (viii) Initiation and settlement (but not including
                  the prosecution or defense) of lawsuits or other proceedings relating to intellectual property. Notwithstanding the foregoing, if at any time while CTTV is a Preferred Member, the Management Committee fails to agree on a plan or proposal submitted by CTTV to the Management Committee for settlement of such lawsuit or proceeding, then CTTV shall have the right to declare an impasse. In the event CTTV declares an impasse, OBC shall have the option of either accepting CTTV's plan or proposal for settlement or requiring that COBASYS continue the prosecution or defense of such lawsuit or proceeding, in which case OBC shall be required to reimburse COBASYS on a quarterly basis for one-half of all of the costs of such prosecution or defense, including all legal fees, expert fees, internal COBASYS manpower costs, time and materials and all disbursements to third-party service or materials providers, incurred after such impasse is declared; and

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                  (e) Requiring Capital Contributions from the Members other than as contemplated by Sections 3.1 and 3.2.

Notwithstanding the above, if CTTV is a Preferred Member at any time after January 1, 2010, the matters set forth in Sections 5.4(b) and (c) shall be determined by majority vote of the Members in accordance with Section 5.3.

         Section 5.5 Meetings of Management Committee/Conduct of Business.

                  (a) The Management Committee shall meet at least once during each calendar quarter subject to more frequent meetings upon approval of the Management Committee. Notice of and an agenda for all Management Committee meetings shall be provided to all Management Committee representatives by the Secretary at least ten (10) Business Days prior to the date of such meetings. Special meetings of the Management Committee may be called at the direction of any Member upon no less than five (5) Business Days notice to the other Member.

                  (b) Except as otherwise provided herein, the Management Committee shall conduct its meetings in accordance with such rules as it may from time to time establish and shall keep minutes of its meetings and issue resolutions evidencing the actions taken by it. A secretary elected by the Management Committee (the "Secretary") shall keep the minutes of all such meetings.

                  (c) Unless otherwise agreed, all meetings of the Management Committee shall be held at the principal offices of the Company or by conference telephone or similar means of communication by which all representatives can participate in the meeting.

                  (d) Any action required or permitted to be taken by the Members, either at a meeting or otherwise, may be taken without a meeting if each of the Members' representatives on the Management Committee consents thereto in writing and the writing or writing are filed with the minutes of proceedings of the Management Committee.

                  (e) The Members may, by Unanimous Approval, delegate such of their powers and authority to one or more representatives serving on, or a subcommittee or subcommittees of, the Management Committee, the officers of the Company, or such other Person or Persons as the Members may deem advisable.

                  (f) At all meetings of the Management Committee, representatives of a majority of the voting power of the Members present in person or by proxy and entitled to vote thereat shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Management Committee so present or represented and entitled to vote may adjourn the meeting from time to time and from place to place, without further notice, other than by oral announcement at the meeting, until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         Section 5.6 Remuneration of Management Committee. The Management Committee representatives shall receive no compensation from the Company for performing services in their capacity as such representatives. Each of the Members shall be responsible for the payment of the salaries, benefits, retirement allowances and travel and lodging expenses for its Management Committee representatives.

         Section 5.7 Officers of the Company; President. The officers of the Company (other than the President) shall be nominated by the President and appointed by the Management Committee in accordance with Section 5.3.

         Section 5.8 Authority and Duties of Officers; Standing Delegation of Authority. The officers of the Company shall have such authority and shall perform such duties as may be determined by the Members. Pursuant to this
Article 5, the Members hereby authorize the President to take any of the following actions identified in Sections 5.3(a), (b), (c), (d), (f), (g), (h),
(j) and (p) and to delegate such authority to one or more officers, employees and agents of the Company; provided that in each case (i) such action is not inconsistent with an Annual Budget, Annual Operating Plan or Disbursement and Commitment Schedule approved pursuant to Section 5.4(a), (ii) the President shall promptly report each such action to the Management Committee and (iii) if CTTV is a Preferred Member at any time after January 1, 2010, CTTV may revoke such any and all such delegations.

                                   ARTICLE 6

                                 INDEMNIFICATION

         Section 6.1 Exculpation. To the fullest extent permitted by the Michigan Act, no Member, Affiliate of a Member, representative of either Member on the Management Committee, officer of the Company or other Person to whom the Management Committee has delegated its authority to act on behalf of the Company ("Authorized Person") shall have any liability to the Company or the Members for any Losses incurred as a result of any act or omission of such Member, representative, officer or Authorized Person if (i) such Member, representative, officer or Authorized Person acted in good faith and (ii) the conduct of such Member, representative, officer or Authorized Person did not constitute actual fraud, gross negligence or willful misconduct; provided that nothing contained herein shall protect any Member against any liability to the Company or the other Members for failure to perform the obligations of such Member expressly set forth in this Agreement or the Associated Agreements.

         Section 6.2 Indemnification.

                  (a) Indemnification. To the fullest extent permitted by the Michigan Act, the Company shall defend, protect, indemnify and hold harmless each Member, Affiliate of a Member, Management Committee representative, officer of the Company and Authorized Person (each individually, an "Indemnitee") from and against any and all Losses arising from any and all Proceedings in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company (excluding in the case of a Member, Losses for loss of profit or return on any

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         Indemnitee's direct or indirect investment in the Company), if (i) the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the interests of the Company, and, with respect to any criminal proceeding, had no reason to believe the conduct in question was unlawful and (ii) the Indemnitee's conduct did not constitute actual fraud, gross negligence or willful misconduct.

                  (b) Rights of Indemnitee. The Company will periodically reimburse each Indemnitee for all Losses (including fees and expenses of counsel) indemnified pursuant to Section 6.2(a) as such Losses are incurred in connection with investigating, preparing, pursuing or defending any Proceeding; provided that such Indemnitee shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnitee is not entitled to be indemnified by the Company in connection with such matter. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.2 shall not be deemed exclusive of, and shall not limit, any other rights or remedies to which any Indemnitee may be entitled or which may otherwise be available to any Indemnitee at law or in equity, (ii) shall continue as to a Person notwithstanding that such Person has ceased to be an Indemnitee, and (iii) shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. Subject to the foregoing sentence, the provisions of this Section 6.2 are solely for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons. Each Indemnitee shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Members.

                  (c) Further Indemnification. The Company may, to the extent authorized from time to time by Unanimous Approval, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section
         6.2 with respect to the indemnification and advancement of expenses of Members and officers of the Company.

         Section 6.3 Liability for Debts of the Company; Limited Liability.

                  (a) Except as otherwise provided in the Michigan Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

                  (b) Except as provided by applicable Laws, a Member, in its capacity as such, shall have no liability to the Company or to any other Member in excess of payments required to be made by such Member under this Agreement.

                  (c) The provisions of this Agreement are intended solely to benefit the Members and, to the fullest extent permitted by applicable Laws, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

         Section 6.4 Company Expenses. The Company shall indemnify, hold harmless, and pay all expenses, costs, or liabilities of any Member who for the benefit of the Company and with the prior approval of the Management Committee makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Company and who suffers any financial loss as the result of such action.

                                   ARTICLE 7

                              TRANSFER OF INTERESTS

         Section 7.1 Restrictions on Transfer.

                  (a) Each of OBC and CTTV agrees and acknowledges that the identity of the other is an essential element of this Agreement and accordingly the parties agree as follows:

                           (i) Except as expressly permitted by this Article 7,
                  no Member may at any time Transfer all or any part of any of such Member's Interest without the express written consent of the other Member, which consent may be granted or withheld by any such Member in its full and absolute discretion. Nothing in this Article 7 shall be construed to permit any Member at any time to, and no Member shall, create or suffer to exist any Lien upon, in, or in respect of all or any part of any of such Member's Interest without the express written consent of the other Member, which consent may be granted or withheld by any such Member in its full and absolute discretion; provided that OBC shall be permitted at any time to grant to CTTV a Lien upon its Interest. Any offer or purported Transfer of a Member's Interest in violation of the terms of this Agreement shall be void.

                           (ii) Each Member hereby agrees that if such Member
                  ceases to be an OBC Group Entity or a ChevronTexaco Group Entity, as the case may be, but no Change of Control shall have otherwise occurred with respect to such Member, the Interest held by such Member first shall be transferred to another OBC Group Entity or ChevronTexaco Group Entity, as the case may be, and such Interest shall continue to be subject to
                  (i) this Section 7.1(a)(ii), and (ii) Section 7.1(c) (when, as and if it is applicable).

                  (b) Upon giving 30 days notice to the other Member, any OBC Member may Transfer all or any part of its Interest to an OBC Group Entity, and any ChevronTexaco Member may Transfer all or any part of its Interest to a ChevronTexaco Group Entity, provided that the transferee of such Interest shall be bound by the terms of Section 7.1(a)(ii) above, when, as and if it becomes applicable to such transferee. After giving effect to any such permitted transfer of an Interest, any obligation of the transferring Member hereunder

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         shall be a joint and several obligation of the transferring Member and such transferee, notwithstanding the fact that the transferring Member may no longer continue to have any Interest.

                  (c) A ChevronTexaco Member may Transfer all or any part of its Interest to a Person that is not a ChevronTexaco Group Entity, and an OBC Member may Transfer all or any part of its Interest to a Person that is not an OBC Group Entity, provided that such Transfer is made in compliance with the procedures set forth in this Section 7.1(c).

                           (i) A Member intending to Transfer its Interest (the
                  "Selling Member") shall deliver a notice to the Other Member (the "Offeree Member") which shall (x) state such intent, and
                  (y) set forth a list of proposed Acceptable Transferees, together with such information regarding each Person on such list as may be reasonably required to determine whether such Person is an Acceptable Transferee.

                           (ii) The Offeree Member shall, within 30 days after
                  receipt of such notice, deliver to the Selling Member a written response to such list, setting forth its position with respect to the acceptability of the Persons named therein, which shall be determined by such Offeree Member in its sole discretion exercised in good faith, for any reason other than for the purpose of frustrating all Transfers. The procedure set forth in this subsection (ii) may be repeated by the Selling Member as often as may be reasonably required for the Selling Member's marketing of the Selling Member's Interest.

                           (iii) The Selling Member shall have a period of no
                  more than 270 days after the Acceptable Transferees have either been accepted or not objected to, to execute and deliver a definitive agreement with any Acceptable Transferee committing the Selling Member to sell and such Acceptable Transferee to purchase the Selling Member's Interest, and to complete such sale (subject to reasonable extension if required to satisfy the condition set forth in Section 7.7). If the Selling Member fails to complete such sale within such period, the Selling Member must again invoke the offer procedure set forth in this Section 7.1(c) in order to Transfer its Interest pursuant to this Section 7.1(c). From time to time, the Selling Member will furnish to the Offeree Member such information respecting Selling Member's marketing of the Selling Member's Interest as the Offeree Member reasonably requests for any purpose reasonably related to Offeree Member's exercise of its rights under Section 7.1(c)(iv).

                           (iv) Prior to consummating a proposed sale of the
                  Interest of the Selling Member to any Acceptable Transferee pursuant to Section 7.1(c)(v), the Selling Member shall deliver a second notice (the "Selling Member's Offer Notice") to the Offeree Member which shall (x) state the intention of the Selling Member to sell its Interest, (y) describe the material terms and conditions of the proposed sale to the Acceptable Transferee (including the proposed purchase price and structure), together with any letter of intent or definitive agreement relating to such proposed sale if executed as of such date ("Sale Materials") and (z) offer to sell such Interest to such Offeree Member on the same terms and conditions as proposed to sell such

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                  Interest to the Acceptable Transferee; provided, however, that the Offeree Member may substitute cash of equal value in the event that the Acceptable Transferee offers consideration of a type that is not readily available to the Offeree Member. If the Offeree Member desires to purchase the Interest so offered, it shall, within 10 days of the receipt by the Offeree Member of the Selling Member's Offer Notice ("Offeree Member Response Date"), deliver a notice (the "Offeree Member's Acceptance Notice") to the Selling Member. The Offeree Member's Acceptance Notice shall set forth an irrevocable commitment by the Offeree Member to purchase the Interest so offered on the terms and conditions set forth in the Sale Materials and in Section 7.7.

                           (v) If the Offeree Member so delivers the Offeree
                  Member's Acceptance Notice, the closing of such purchase shall take place within 30 days after delivery of the Offeree Member's Acceptance Notice, subject to reasonable extension if required to satisfy the conditions set forth in Section 7.7. If the Offeree Member either notifies the Selling Member in writing that it has elected not to purchase the Interest of the Selling Member or fails to provide the Offeree Member's Acceptance Notice on or prior to the Offeree Member Response Date, the Selling Member shall be free to consummate its proposed sale to the Acceptable Transferee on the terms and conditions set forth in the Sale Materials and in Section 7.7.

                  (d) Notwithstanding anything to the contrary contained herein, unless all of the Members shall consent, no Member may Transfer all or any portion of its Interest if such Transfer, when added to the total of all other Dispositions of Interests within the preceding twelve (12) months, would result in the Company being considered to have terminated within the meaning of Code Section 708.

         Section 7.2 Change of Control.

                  (a) Each of OBC and CTTV agrees and acknowledges that the identity of the other (and the identity of any entity possessing control over the other) is an essential element of this Agreement and accordingly the parties agree as follows: In the event of a Change of Control of any Member (the "Changed Member"), the Changed Member shall, following such Change of Control, promptly notify the other Member (the "Unchanged Member") of such event, setting forth the date and circumstances of the Change of Control and the identity of the Person that has acquired control of the Changed Member. If the Changed Member fails to give such notice, the Unchanged Member may give such notice. Promptly after delivery of any such notice, or after otherwise ascertaining that such Change of Control has occurred, the Members shall cause the Fair Market Value of the Company to be determined in accordance with the procedures set forth in Section 2.6.

                  (b) Within 30 days following the determination of Fair Market Value of the Company, the Unchanged Member may provide a notice to the Changed Member indicating its desire to acquire the Interest of the Changed Member for the Change Price (plus the Preferred Interest Amount with respect to such Member, if applicable), and setting forth the date on which such Unchanged Member intends to acquire such Interest

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         pursuant to this Section 7.2(b), which date shall be as soon as practicable after delivery of the notice pursuant to this Section 7.2(b). If the Unchanged Member provides such notice, it shall have the right to acquire all but not less than all of the Interest of the Changed Member, subject to the provisions of Section 7.7, for the Change Price. As used in this Agreement, the term "Change Price" means, with respect to any Member's Interest, (x) the Fair Market Value of the Company multiplied by (y) such Member's Percentage Interest. If the selling Member is the holder of a Preferred Interest, the purchasing Member shall be obligated to pay the Change Price plus the Preferred Interest Amount of the selling Member.

         Section 7.3 Waiver of Partition.

                  (a) All Company assets, whether real, personal or mixed, tangible or intangible, shall be owned by the Company as an entity. All the Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

                  (b) The assets, property and cash contributed to the Company, as well as all other property and assets acquired by the Company, shall be owned by the Company. No Member shall, either directly or indirectly, take any action to require partition, and notwithstanding any provisions of applicable Laws to the contrary, each Member (and each of its legal representatives, successors, or assigns) hereby irrevocably waives any and all rights it may have to maintain any action for partition or to compel any sale with respect to its Interest, or with respect to any assets or properties of the Company, except as expressly provided in this Agreement, until the termination of this Agreement.

         Section 7.4 Covenant Not to Withdraw or Dissolve. Notwithstanding any provision of the Michigan Act, except as expressly provided above, each Member hereby covenants and agrees that the Members have entered into this Agreement based on their mutual expectation that both Members will continue as Members and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly required or permitted hereby, each Member hereby covenants and agrees not to (i) take any action to file a certificate of dissolution or its equivalent with respect to itself; (ii) take any action that would cause a Bankruptcy of such Member; (iii) withdraw or attempt to withdraw funds or assets from the Company, except as otherwise expressly permitted by the Michigan Act; (iv) exercise any power under the Michigan Act to dissolve the Company; (v) Transfer all or any portion of its Interest, except as expressly provided herein; or (vi) demand a return of such Member's contributions or profits (or a bond or other security for the return of such contributions of profits), in each case without Unanimous Approval.

         Section 7.5 Substituted Members. Any transferee acquiring the Interest of a Member as permitted under this Agreement shall be deemed admitted as a substituted Member with respect to the Interest transferred concurrently with the effectiveness of the Transfer without any further vote or approval of any Member, provided such transferee shall have executed and delivered to the other Member a counterpart of this Agreement and such other documents or agreements as shall be reasonably requested by such other Member to confirm such transferee's admission as a Member and its agreement to be bound by and assume the obligations of the transferor in accordance with the terms of this Agreement and any Associated Agreement under which such transferor has any

                                      -41-
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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

rights or obligations. The transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Interest so Transferred. No purported Transfer of any Interest, or any portion thereof or interest therein, in violation of the terms of this Agreement (including any Transfer occurring by operation of law) shall vest the purported transferee with any rights, powers or privileges hereunder, and no such purported transferee shall be deemed for any purposes as a Member hereunder or have any right to vote or consent with respect to Company matters, to maintain any action for an accounting or to exercise any other rights of a Member hereunder or under the Michigan Act.

         Section 7.6 Deliveries. Upon the consummation of any purchase and sale pursuant to this Article 7, the transferring Member shall deliver the Interest of the transferring Member, free and clear of all Liens (other than any Lien created under any financing to which the Company is a party), together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to the purchaser of such Interests, against
(x) delivery of the cash portion of the applicable price for such Interest by wire transfer, in immediately available funds, to the account of the transferring Member designated for such purpose, and (y) delivery of any other consideration as may be provided for such purchase and sale.

         Section 7.7 Approvals. Notwithstanding any other provision of this Agreement, no Transfer of an Interest pursuant to this Article 7 shall occur unless and until any and all necessary consents and approvals have been obtained from any Governmental Body with authority with respect thereto, including any required approvals under the HSR Act. The Members agree to cooperate and to cause their Affiliates to cooperate in the preparation and filing of any and all reports or other submissions required in connection with obtaining such consents and approvals.

         Section 7.8 Liquidated Damages. OBC and CTTV agree that if either OBC or CTTV shall Transfer its Interest in the Company in violation of such party's agreements in Sections 2.7, 7.1, 7.2, or 7.4 or of OBC's agreement in Section 8.4(c), then such transferring party shall immediately pay to the non-transferring party, as liquidated damages, an amount equal to one-third of CTTV's Capital Contributions measured as of the date of such Transfer (for example, as of September 30, 2004, such liquidated damages amount would be one-third of $143,585,000, or approximately $47,861,667). The parties agree that in any such event, the actual damages to the non-transferring party will be difficult or impossible to measure and that such amount represents the parties' reasonable estimate as of the date of this Agreement of such damages and that this Section 7.8 is intended to compensate such non-transferring party for such damages and not as a penalty.

                                   ARTICLE 8

                                     DEFAULT

         Section 8.1 Default.

                  (a) Default. If any of the following events occur:

                           (i) the Bankruptcy of a Member; or

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC


            (ii) any part of the Interest of a Member is seized by a creditor of such Member, and the same is not released from seizure or bonded out within thirty (30) days from the date of notice of seizure; or

            (iii) a Member fails to (x) provide any Capital Contribution required under Article 3 within ten (10) days after the due date thereof,
      (y) provide any other funding required by this Agreement within ten (10) days after the due date thereof, or (z) perform any material obligation imposed upon such Member under any agreement relating to borrowed money to which the Company is a party which results in a default by, or acceleration of indebtedness of, the Company thereunder, and such failure continues unremedied for ten (10) days after the occurrence of such failure; or

            (iv) a Member (y) fails to perform any material provision or obligation imposed on such Member in this Agreement other than those described in Section 8.1(a)(iii); or (z) attempts to transfer any of its Interest in the Company except as permitted under Article 7, and in each such case such failure continues unremedied for thirty (30) days after receipt of notice from the other Member, or

            (v) a Member fails to perform any material provision or obligation imposed on such Member in the Technology Agreement and such failure continues unremedied for ten (10) days after receipt of notice from the other Member;

then a "Default" shall be deemed to have occurred with respect to such Member, who shall be referred to as the "Defaulting Member," and the other Member shall be referred to as a "Nondefaulting Member". Subsequent to the occurrence of a Default, the Defaulting Member shall continue to be a Member and shall continue to be obligated to make all Capital Contributions as provided in Article 3.

      (b) Continuation of the Company. If an event described in Section 8.1(a) occurs, it is the intent of the Members that the Company shall continue to exist and operate without interruption, dissolution or termination, and without impairing or reducing in any manner the Company's rights and obligations to third parties unless the Nondefaulting Member elects to dissolve the Company pursuant to Section 8.2(a).

      (c) Suspension and Assignment of Distributions. Notwithstanding anything in this Agreement to the contrary, effective upon the occurrence of an event which, but for the expiration of any applicable grace period, would constitute a Default with respect to a Member ("Event of Default"), no distribution shall be made by the Company to such Member until such Event of Default has been cured and the Nondefaulting Member has been reimbursed for all direct costs and expenses incurred as a result of the Event of Default. Effective upon the expiration of such grace period, the Defaulting Member assigns to the Nondefaulting Member its right to receive any and all distributions from the Company to which it would otherwise be entitled under this Agreement or the Michigan Act (including any distributions suspended during the grace period in accordance with the preceding sentence) until such time as the Nondefaulting Member has been reimbursed in full for all such costs and expenses.

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

      Section 8.2 Options of Nondefaulting Member. If a Default occurs and is continuing then the Nondefaulting Member shall have the right, in its sole and absolute discretion, to:

            (a) dissolve the Company in accordance with Article 9;

            (b) expel the Defaulting Member from the Company by giving written notice specifying the expulsion date and purchasing, designating another Person to purchase or causing the Company to purchase the Interest of the Defaulting Member as of the expulsion date in such percentage as the Nondefaulting Member shall determine (the Nondefaulting Member, such other Person or the Company, as the case may be, the "Default Purchaser"), at the Default Purchase Price, less all costs and expenses incurred or reasonably anticipated to be incurred by the Default Purchaser as a result of the Default (a "Default Purchase"). At the Default Purchaser's election, payment to the Defaulting Member may take the form of a ten (10) year note from the Default Purchaser secured by the Interest purchased and payable in equal annual installments of principal plus interest at the Prime Rate. In the event the Default Purchaser incurs costs or expenses in respect of the Defaulting Member's default in addition to those which were previously deducted from the Default Purchase Price, any such note shall be reduced by an amount equal to such additional costs or expenses, or the Default Purchaser may offset such amount against any other sums owed by the Default Purchaser to the Defaulting Member;

            (c) Cure the default and cause the cost thereof to be charged against a special loan account established for the Nondefaulting Member until the entire cost thereof plus interest on the unpaid balance at an annual rate equal to 2% over the Prime Rate shall have been paid or reimbursed to the Nondefaulting Member from any subsequent distributions made pursuant to this Agreement to which the Defaulting Member would otherwise have been entitled, which amounts shall be paid first as interest and then principal, until the loan is paid in full;

            (d) Cure the Default and credit the Nondefaulting Member's Capital Account with an amount equal to the sum of the costs of such cure and all other costs and expenses incurred by the Nondefaulting Member as a result of the Default and cause the Percentage Interests of the Members to be adjusted to reflect the additional Interest in the Company of the Nondefaulting Member as a result of such credit based on the Fair Market Value of the Company as of the date of such cure; provided, however, that any such cure by the Nondefaulting Member shall not affect the liability of the Defaulting Member for any other obligations to the Company or the Nondefaulting Member, whether attributable to periods prior to or following such cure. The Nondefaulting Member's additional Interest shall be equal to the percentage calculated by dividing the amount of the cure by the Fair Market Value of the Company. Correspondingly, the Defaulting Member's Interest shall be reduced by such percentage; or

            (e) exercise any and all rights of a secured creditor under the Uniform Commercial Code with respect to the Collateral.

Following the occurrence and during the continuance of a Default, the Defaulting Member (and its Management Committee representatives) shall have no vote on any matter before the Management

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

Committee, other than those matters set forth in Section 5.4(a), Section 5.4(d)(i) through (viii), and Section 5.4(e).

      Section 8.3 No Limitation or Right of Set-Off. Each Member agrees that the obligation to make payment to the Company as provided in this Agreement is a covenant of each Member to the other Member and any Default entitles the Nondefaulting Member to take the actions set forth in Section 8.2 which shall be in addition to, and not in substitution for, any other rights or remedies which the Nondefaulting Member may have at law or equity or pursuant to the other provisions of this Agreement or any Associated Agreement. Any Member which becomes a Defaulting Member undertakes that, in respect of any exercise by the Nondefaulting Member of any rights under or the application of any of the provisions of Section 8.2, such Defaulting Member shall not raise by way of set off, or invoke as a defense or assert as a claim, whether in law or equity, any failure by any other Member to pay amounts due and owing under this Agreement or any alleged or unliquidated claim that such Defaulting Member may have against the Company or any Member, whether such claim arises under this Agreement or otherwise. Such Defaulting Member further undertakes not to raise by way of defense, whether in law or in equity, that the nature or the amount of the remedies granted to the Nondefaulting Member is unreasonable or excessive.

      Section 8.4 Security Interest.

            (a) Grant of Security Interest by OBC. All of OBC's obligations under this Agreement (including without limitation OBC's obligations under Sections 2.7, 3.2, 3.4, 7.1, 7.2, and 7.4) shall be secured by, and OBC hereby grants to CTTV, a first priority security interest in all right, title, claim and interest of OBC in and to the Collateral. OBC hereby authorizes CTTV, its counsel and its representatives, at any time and from time to time, to file financing statements and amendments in such jurisdictions as CTTV may deem necessary or desirable in order to perfect the security interests granted by OBC under this Agreement. Notwithstanding the foregoing, so long as no Default with respect to OBC shall have occurred and be continuing, OBC shall be entitled to exercise any and all rights relating to the Collateral otherwise available to it under the terms of this Agreement.

            (b) Representations and Warranties regarding the Collateral. OBC represents and warrants to CTTV as of the date hereof as follows:

                  (i) OBC is a corporation organized under the laws of the State of Delaware. OBC's mailing address is 2968 Waterview Drive, Rochester Hills, Michigan 48309. OBC's chief executive office is located at 2968 Waterview Drive, Rochester Hills, Michigan 48309. OBC's organizational identification number is 2075852.

                  (ii) "Ovonic Battery Company, Inc." is the correct legal name of OBC indicated on the public record of OBC's jurisdiction of organization which shows OBC to be organized.

                  (iii) All names and tradenames that OBC has used within the five years prior to the date hereof are as set forth on Schedule OBC-8.4(b)(iii).

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                  (iv) OBC has good and marketable title to all the Collateral owned by it and will have good and marketable title to all Collateral hereafter acquired upon acquisition thereof. The security interests granted pursuant to this Section 8.4 constitute (in the case of Collateral now owned) and will constitute upon acquisition thereof (in the case of Collateral hereafter acquired), valid, first priority Liens in such Collateral.

                  (v) The Collateral is (in the case of Collateral now owned)
            and (in the case of Collateral hereafter acquired) will be upon acquisition thereof, free and clear of all Liens other than the Liens granted under this Agreement.

                  (vi) OBC is solvent and is paying its debts as they become due and owing insofar as this affects the Collateral, and OBC shall remain solvent upon the execution of and compliance with the terms of this Agreement and OBC's obligations under this Agreement, such that execution of this Agreement does not render OBC insolvent.

                  (vii) There are no actions or proceedings that are pending or, to OBC's knowledge, threatened against OBC that might adversely affect the Collateral.

                  (viii) No security agreement, financing statement, or
            equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of CTTV pursuant to this Agreement or with respect to the Liens granted to CTTV under this Agreement.

            (c) Covenants with respect to the Collateral. OBC hereby covenants and agrees with CTTV that during the term of this Agreement:

                  (i) OBC shall not (A) adopt a trade name or change its name, or (B) change its identity, jurisdiction, structure or tax identification number, unless in any case OBC (x) provides CTTV no less than 30 days' prior written notice thereof and (y) makes all filings under applicable law and takes all other actions that are required so that such change will not at any time adversely affect the validity, perfection or priority of CTTV's Lien on any of the Collateral.

                  (ii) OBC shall not sell, lease or otherwise dispose of any of the Collateral, or any interest therein.

                  (iii) OBC shall not grant or suffer to exist any Lien on any of the Collateral other than the Liens granted under this Agreement.

                  (iv) At any time and from time to time, upon the request of
            CTTV, and at the sole expense of OBC, OBC will promptly execute and deliver any and all such further documents and take such further actions as CTTV may deem desirable in obtaining the full benefits of the security interest granted pursuant to this Section 8.4 and of the rights and powers herein granted, including, without limitation, the

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

            filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby and, if applicable, transferring any Collateral to CTTV's possession in order to perfect or enhance the priority thereof. If any amount payable under or in connection with any Collateral shall be or become evidenced by any promissory note or other instrument (other than an instrument that constitutes chattel paper), such note or instrument shall be immediately pledged to CTTV hereunder, and shall be endorsed in a manner satisfactory to CTTV and delivered to CTTV.

                  (v) OBC irrevocably appoints CTTV, with full power of
            substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of OBC and in the name of OBC or in its own name, from time to time in CTTV's discretion, for the purpose of carrying out the terms of this
            Article 8, to exercise any of the rights and remedies granted to CTTV under this Article 8, and to take any and all other appropriate action and to execute any and all documents and instruments that may be necessary or desirable under this Article 8. All powers, authorizations, and agencies contained in this Section 8.4 with respect to the Collateral are irrevocable and powers coupled with an interest. OBC ratifies all that the attorney shall lawfully do or cause to be done by virtue hereof.

            (d) Sale of Collateral. If a Default with respect to OBC shall have occurred and be continuing, then CTTV shall have the right to sell the Collateral (in addition to exercising any other remedies available to it under applicable law or this Agreement). CTTV shall not be required to register or qualify any of the Collateral that constitutes securities under applicable state or federal securities laws in connection with any sale or other disposition thereof if such disposition is effected in a manner that complies with all applicable federal and state securities laws. CTTV shall be authorized at any such disposition (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are "accredited investors" or "qualified institutional buyers" under applicable law and purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof. OBC agrees that if any such Collateral is sold in a manner that CTTV in good faith believes to be reasonable under the circumstances then existing, then (A) the sale shall be deemed to be commercially reasonable in all respects and (B) CTTV shall not incur any liability or responsibility to OBC in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. OBC recognizes that a ready market may not exist for such Collateral and that a sale by CTTV of any such Collateral for an amount substantially less than the price that might have been achieved had the Collateral been publicly traded may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell Collateral that is not publicly traded. CTTV or any ChevronTexaco Group Entity may purchase any of the Collateral at any sale of Collateral hereunder. In addition, OBC recognizes that, in connection with any sale of the Collateral, CTTV has certain rights of first refusal to purchase the Collateral pursuant to Section 7.1 of this Agreement, and that such rights of first refusal may result in a sale of the Collateral (including a sale of all or part of the Collateral to CTTV) for an amount less than the price that might have been achieved had the Collateral not been

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

      subject to such rights of first refusal. Notwithstanding anything to the contrary in this Section 8.4(d), neither CTTV nor any ChevronTexaco Group Entity shall be entitled to purchase the Interest of the Defaulting Member (or any portion thereof) in a sale of Collateral under this Section 8.4(d) for a price less than the minimum price at which CTTV or any ChevronTexaco Group Entity would be entitled to purchase such Interest (or any portion thereof) under Section 8.2(b). TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, OBC HEREBY WAIVES ANY OBJECTION OR CLAIM BASED UPON ANY OF THE FOREGOING AND AGREES THAT ANY SALE OR OTHER DISPOSITION EFFECTED IN ACCORDANCE WITH THE FOREGOING (INCLUDING PURSUANT TO ANY SUCH RIGHT OF FIRST REFUSAL) SHALL BE CONCLUSIVELY DEEMED COMMERCIALLY REASONABLE WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE.

            (e) The provisions of this Section 8.4 shall terminate and shall be of no further force or effect on the first date after January 1, 2008 on which (A) no Preferred Interest is outstanding and (B) no Default with respect to OBC has occurred and is continuing. Upon the termination of the provisions of this Section 8.4, CTTV shall cooperate with the reasonable requests of OBC to release any Collateral in the possession of CTTV and to file appropriate termination statements and other documents evidencing and giving effect to the termination of the security interest in the Collateral granted hereunder.


                                    ARTICLE 9

                                   DISSOLUTION

      Section 9.1 Dissolution. The Company shall dissolve and commence winding up upon the first to occur of any of the following events (each, a "Dissolution Event"):

            (a) a decision by Unanimous Approval to dissolve, wind up and terminate the Company;

            (b) upon a Default, the Nondefaulting Member elects to dissolve the Company pursuant to Section 8.2(a); or

            (c) the entry of a decree of judicial dissolution pursuant to
      Section 18-802 of the Michigan Act.

      Section 9.2 Winding Up. The Members shall be responsible for overseeing the winding up and dissolution of the Company. A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of the Company's assets. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying or making reasonable provision for the satisfaction of the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the assets or property or the

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                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

proceeds from the sale thereof have been distributed pursuant to this Article 9 and the existence of the Company has been terminated by the filing by the Members of a Certificate of Dissolution with the Administrator.

      Section 9.3 Distributions upon Liquidation.

            (a) In connection with the winding up of the Company, first the Fair Market Value of the Company's assets shall be determined as provided in
      Section 2.6. Such Fair Market Value shall then be used as a basis for computing the Profit or Loss, if any, arising as a result of the operation of, and subject to allocation under, Section 3.8(d) and Article 4 (including without limitation Section 4.2(c)(xi)), respectively.

            (b) In connection with the winding up of the Company, the Company's assets constituting Company Technology Assets shall first be applied and distributed to the maximum extent permitted by applicable Laws in accordance with Section 4.2 of the Technology Agreement.

            (c) Thereafter, in connection with the winding up of the Company, the Company's assets or the proceeds from the sale thereof shall be applied and distributed to the maximum extent permitted by applicable Laws as follows:

                  (i) To creditors, including Members who are creditors (other than by reason of the operation and effect of Sections 304 and 305 of the Michigan Act), to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

                  (ii) To the Preferred Member(s), an amount equal to such
            Member(s)' Preferred Interest Amounts, pro rata in accordance with such amounts;

                  (iii) With respect to any assets not distributed pursuant to
            (b) above, to those Persons entitled to such assets in accordance with Section 4.2 of the Technology Agreement;

                  (iv) To Members in satisfaction of liabilities for
            distributions under the Michigan Act; and

                  (v) Thereafter to Members in proportion to their respective
            Capital Account balances, to the extent the same are positive, up to the full amount thereof (after giving effect to adjustments to Capital Account balances under Section 3.8 and, as applicable,
            Article 4, through the date of distribution); with any remaining assets to be distributed to Members in accordance with their respective Percentage Interests.

      Section 9.4 Claims of the Members. The Members will look solely to the Company's assets for the return of their contributions to their Capital Accounts, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such contributions, the Members will have no recourse therefor

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

against the Company or any other Member or any other Person. No Member shall have any obligation to restore, or otherwise pay to the Company, the other Member or any third party, the amount of any deficit balance in such Member's Capital Account upon dissolution and liquidation.

      Section 9.5 Rights and Obligations of Members. Dissolution of the Company for any cause shall not release a Member from any liability which such Member had already incurred at the time of dissolution and termination or affect in any way the survival of the rights, duties and obligations of a Member provided for in Section 4.5, Article 8, Section 11.11 or Section 11.13 of this Agreement.


                                   ARTICLE 10

                                FINANCIAL MATTERS

      Section 10.1 Books and Records. The Company shall maintain, at the Company's principal place of business and at the Company's expense, accurate and complete books and records, on the accrual basis, in accordance with GAAP (the application of which, having been adopted, shall not be changed without the prior written consent of the Management Committee), showing all costs, expenditures, sales, receipts, assets and liabilities, and profits and losses and all other records necessary, convenient or incidental to recording the Company's business and affairs. Such books and records shall be audited at least annually, at the Company's expense, by independent certified public accountants selected by the Management Committee. The initial certified public accountants for the Company shall be Deloitte & Touche LLP. The books and records of the Company shall be open to inspection by each Member or its designated representatives at the inspecting Member's expense at any reasonable time during business hours for any proper purpose.

      Section 10.2 Financial Reports. The Management Committee shall cause to be prepared (a) as of the end of each calendar month or quarter as appropriate, (b) as of the end of each Fiscal Year, (c) as of the date of dissolution of the Company, and (d) as of such additional dates as the Management Committee may direct, in accordance with GAAP, appropriate financial statements showing the assets, liabilities, capital, profits, expenses, losses and recovered and unrecovered capital expenditures of the Company and a statement showing all amounts credited and debited to each Member's capital account (for both GAAP and Capital Accounts) and of each Member's distributive share, for federal income tax purposes, of income, gains, deductions, losses and credits (or items thereof) arising out of the Company's operations, as required by law, and a further statement reconciling any difference between the Member's respective capital accounts as shown in such financial statements and their capital accounts as determined in accordance with the provisions of this Agreement. A copy of each such report shall be delivered to each Member within ninety (90) days after each such applicable date.

      Section 10.3 Company Funds. Pending application or distribution, the funds of the Company shall be deposited in such bank accounts, or invested in such interest-bearing or non-interest-bearing investments, including without limitation, federally insured checking and savings accounts, certificates of deposit, government issued or backed securities, or mutual funds investing primarily in such types of securities, as shall be designated by the Management

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

Committee. Such funds shall not be commingled with the funds of any other Person. Withdrawals therefrom shall be made upon such signatures as the Management Committee may designate.


                                   ARTICLE 11

                                  MISCELLANEOUS

      Section 11.1 Notices. All notices, notifications, consents, requests, demands and other communications to be provided to any Person pursuant to the terms hereof shall be in writing and shall be deemed to have been duly given or delivered upon the date of receipt if: (a) delivered personally; (b) telecopied or telexed with transmission confirmed; (c) mailed by registered or certified mail return receipt requested; or (d) delivered by a recognized commercial courier to the Person as follows (or to such other address as any Person shall have last designated by fifteen (15) days written notice to the other Persons):

                If to CTTV:        ChevronTexaco Technology Ventures LLC
                                   3901 Briarpark
                                   Houston, TX 77042
                                   Attention:  Jerry Lomax
                                   Facsimile:  (713) 954-6016
                                   Telephone:  (713) 954-6001

                                   With copies of notices for CTTV to:

                                   ChevronTexaco Corporation
                                   6001 Bollinger Canyon Road, Building T
                                   San Ramon, California 94583
                                   Attention:  Chief Corporate Counsel
                                   Attention:  Allen H. Uzell
                                   Facsimile:  (925) 842-2056
                                   Telephone:  (925) 842-1679

                If to OBC:         Ovonic Battery Company, Inc.
                                   2968 Waterview Drive
                                   Rochester Hills, Michigan 48309
                                   Attention:  Robert Stempel
                                   Facsimile:  (248) 844-1214
                                   Telephone:  (248) 293-0440

                                   With copies of notices for OBC to:

                                   General Counsel
                                   Ovonic Battery Company, Inc.
                                   2956 Waterview Drive
                                   Rochester Hills, Michigan 48309
                                   Facsimile:  (248) 844-1214
                                   Telephone:  (248) 293-0440

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                                   Energy Conversion Devices, Inc.
                                   2956 Waterview Drive
                                   Rochester Hills, Michigan 48309
                                   Attention:  Robert Stempel
                                   Facsimile:  (248) 844-1214
                                   Telephone:  (248) 293-0440

      Section 11.2 Modification. This Agreement, including this Section 11.2 and the Exhibits to this Agreement, shall not be modified except by a written instrument signed by or on behalf of the Members.

      Section 11.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan as applied to contracts made and performed within the State of Michigan, without regard to principles of conflict of laws.

      Section 11.4 Assignment, Binding Effect. This Agreement shall not be assigned by any Member directly or indirectly to any other Person (whether by the sale of stock or other transfer of ownership interest in a Person, or the sale or transfer by a Person that has an indirect stock or ownership interest in a Person or otherwise). This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns.

      Section 11.5 No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person (including any employee of any Person) not party to this Agreement, except that the Indemnitees may be third party beneficiaries pursuant to Article 6 of this Agreement in which instance their rights are subject to the terms of such
Article 6, and the Company and its Members may be third party beneficiaries to
Section 11.13(a) and (b) of this Agreement in which instance their rights are subject to the terms of Section 11.13(a) and (b).

      Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      Section 11.7 Invalidity. If any of the provisions of this Agreement including the Exhibits hereto is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of this Agreement. In the event any provision is held invalid or unenforceable, the Members shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of this Agreement and, on so agreeing, shall incorporate such substitute provision in this Agreement.

      Section 11.8 Entire Agreement. This Agreement and the Associated Agreements contain the entire agreement between the parties hereto with respect to the matters contemplated herein and therein and all prior or contemporaneous understandings and agreements shall merge herein. There are no additional terms, whether consistent or inconsistent, oral or written, which are intended to be part of the parties' understandings which have not been incorporated into this Agreement or the Associated Agreements.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

      Section 11.9 Expenses. Except as the parties may otherwise agree or as otherwise provided herein, each party shall bear their respective fees, costs and expenses in connection with this Agreement and the transactions contemplated hereby.

      Section 11.10 Waiver. No waiver by any party, whether express or implied, of any right under any provision of this Agreement shall constitute a waiver of such party's right at any other time or a waiver of such party's rights under any other provision of this Agreement unless it is made in writing and signed by the president or a vice president of the party waiving the condition. No failure by any party hereto to take any action with respect to any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action with respect to such breach or default or any subsequent breach or default by such other party.

      Section 11.11 Dispute Resolution. Any claim, controversy or dispute arising out of, relating to, or in connection with this Agreement, or the agreements and transactions contemplated hereby, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the dispute resolution procedures set forth in Exhibit B.

      Section 11.12 Disclosure. Each Member is acquiring its Interest in the Company based upon its own independent investigation, and the exercise by such Member of its rights and the performance of its obligations under this Agreement are based upon its own investigation, analysis and expertise. Each Member's acquisition of its Interest in the Company is being made for its own account for investment, and not with a view to the sale or distribution thereof.

      Section 11.13 Non-Compete.

            (a) Each of OBC and ECD agrees, for the benefit of the Company and its Members, that it shall not and shall not permit any of its Affiliates to compete in any way against the Company in the Battery Business, except as may be permitted by the Technology Agreement; provided that

                  (i) if the Members decide by Unanimous Approval to dissolve, wind up and terminate the Company, the obligations of OBC and ECD under this Section 11.13(a) shall terminate, effective upon the termination of the Company;

                  (ii) if there is a Default by OBC (or a subsequent OBC Member)
            that results in a Default Purchase or in an election by the Nondefaulting Member to dissolve the Company pursuant to Section 8.2(a)(i), the obligations of OBC and ECD under this Section 11.13(a) shall terminate, effective upon the later of (x) three years after the Default Purchase or the termination of the Company, as applicable, and (y) six years after the date of this Agreement;

                  (iii) if each OBC Member Transfers all of its Interest to a
            Person that is not an OBC Group Entity either in compliance with
            Section 7.1(c) or earlier with consent, the obligations of OBC and ECD under this Section 11.13(a) shall terminate, effective three years after Transfer.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

      During the period prior to the termination of the obligations of OBC and ECD under this Section 11.13(a) as provided in subsections (ii) and (iii) above, each of OBC and ECD shall use its best efforts to enable the Company to utilize all technology which OBC and/or ECD has given the Company rights to use pursuant to the Technology Agreement. In this regard, each of OBC and ECD shall make available to the Company and its Affiliates all personnel, services and facilities necessary for this purpose. Any personnel so provided by OBC and/or ECD shall be subject to appropriate confidentiality obligations in favor of the Company. During this period, the Company and its Affiliates may offer employment to any OBC or ECD employees who are associated with the Company's Battery Business.

            (b) CTTV agrees, for the benefit of the Company and its Members, that CTTV shall not and shall not permit any of its Affiliates to compete in any way against the Company in the Battery Business, except as may be permitted by the IP Agreement; provided that

                  (i) if the Members decide by Unanimous Approval to dissolve, wind up and terminate the Company, CTTV's obligations under this
            Section 11.13(b) shall terminate, effective upon the termination of the Company;

                  (ii) if there is a Default by CTTV (or a subsequent
            ChevronTexaco Member) that results in a Default Purchase or in an election by the Nondefaulting Member to dissolve the Company pursuant to Section 8.2(a)(i), CTTV's obligations under this Section 11.13(b) shall terminate, effective upon the later of (x) three years after the Default Purchase or the termination of the Company, as applicable, and (y) six years after the date of this Agreement;

                  (iii) if each ChevronTexaco Member Transfers all of its
            Interest to a Person that is not a ChevronTexaco Group Entity either in compliance with Section 7.1(c) or earlier with consent, CTTV's obligations under this Section 11.13(a) shall terminate, effective three years after Transfer.

      During the period prior to the termination of CTTV's obligations under this Section 11.13(b) as provided in subsections (ii) and (iii) above, CTTV shall use its best efforts to enable the Company to utilize all technology which CTTV has given the Company rights to use pursuant to the Technology Agreement. In this regard, CTTV shall make available to the Company and its Affiliates all personnel, services and facilities necessary for this purpose. Any personnel so provided by CTTV shall be subject to appropriate confidentiality obligations in favor of the Company. During this period, the Company and its Affiliates may offer employment to any CTTV employees who are associated with the Company's Battery Business.

            (c) For the avoidance of doubt, for purposes of Sections 11.13(a) and (b), activities conducted outside the scope of the Battery Business shall be deemed not to be in competition with the Battery Business. Except as provided herein, each Member shall otherwise have the unqualified right to conduct its business as it may choose, whether or not in competition with the Company, without incurring any liability to the Company or to the

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

      other Member and wholly free from any right or privilege of the Company or the other Member.

      Section 11.14 Further Assurances. The Members shall provide to each other such information with respect to the transactions contemplated hereby (including sales or transfers of Interests in the Company) as may be reasonably requested, and shall execute and deliver to each other such further documents and take such further action as may be reasonably requested by any party to this Agreement in order to document, complete or give full effect to the terms and provisions of this Agreement and the transactions contemplated herein.

      Section 11.15 Press Releases. The Members agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby. Neither Member shall make any press release or other announcement respecting this Agreement without the consent of the other unless a Member refuses to consent and the Member desiring to make the release or other announcement is advised by its counsel that the release or other announcement is required to comply with any Law.

      Section 11.16 CTTV Non-Assertion. CTTV agrees that with respect to any intellectual property right, including any United States patent which, on the date of this Agreement, it or Texaco Inc. ("Texaco") owns or under which it or Texaco has the right to grant licenses of the scope of the licenses granted in the Technology Agreement, or any intellectual property right, including any United States patent which may later issue on an application for patent, which was filed during the term of the Technology Agreement, it or Texaco owns or under which it or Texaco has the right to grant licenses of the scope of the license granted in the Technology Agreement, CTTV will not, and will not permit Texaco to, assert against the Company, or its vendees, mediate or immediate, any claims for infringement based on the manufacture, use, or sale of any apparatus made or sold by the Company within the Battery Business.

      Section 11.17 ECD/OBC Non-Assertion. Each of ECD and OBC agrees that with respect to any intellectual property right, including any United States patent which, on the date of this Agreement, it owns or under which it has the right to grant licenses of the scope of the licenses granted in the Technology Agreement, or any intellectual property right, including any United States patent which may later issue on an application for patent, which was filed during the term of the Technology Agreement, it owns or under which it has the right to grant licenses of the scope of the license granted in the Technology Agreement, it will not assert against the Company, or its vendees, mediate or immediate, any claims for infringement based on the manufacture, use, or sale of any apparatus made or sold by the Company within the Battery Business.

                          Signatures on following page

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        CHEVRONTEXACO TECHNOLOGY VENTURES, LLC

                                        By: /s/ GREGORY M. VESEY
                                            ------------------------------------
                                            Gregory M. Vesey
                                            President


                                        OVONIC BATTERY COMPANY, INC.

                                        By: /s/ ROBERT C. STEMPEL
                                            ------------------------------------
                                            Robert C. Stempel
                                            Chairman


                                        ENERGY CONVERSION DEVICES, INC.

                                        By: /s/ ROBERT C. STEMPEL
                                            ------------------------------------
                                            Robert C. Stempel
                                            Chairman and Chief Executive Officer

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                                    EXHIBIT A
                   TO AMENDED AND RESTATED OPERATING AGREEMENT

                                 BUDGET PROTOCOL

1.    Authority. Authority for expenditures resides in the Management Committee.

2. Presentation of Budget Documents. Three months before the start of each Fiscal Year, the President will submit to the Management Committee a proposed Annual Budget and a proposed Annual Operating Plan for that Fiscal Year.

      A. Proposed Annual Budget
            The proposed Annual Budget shall contain estimates of the monthly research and development, capital and operating expenditures required for execution of the proposed Annual Operating Plan for each of the twelve months in the Fiscal Year to which it applies, as well as estimates of the annual expenditures for the following 3 Fiscal Years. Each proposed Annual Budget shall be in substantially the same format as the Initial Annual Budget, unless the Management Committee requests otherwise.

      B. Proposed Annual Operating Plan
            The proposed Annual Operating Plan shall, in detail acceptable to the Management Committee, describe the Company's Objectives for the Fiscal Year to which it applies and the actions the Company intends to take in furtherance of these Objectives.

3. Approval of the Budget Documents. The Management Committee shall use diligent efforts to approve an Annual Budget and Annual Operating Plan no later than 30 days prior to the start of each Fiscal Year. Upon approval by the Management Committee of the proposed Annual Budget and Annual Operating Plan, the President and other authorized officers of the Company are authorized to make expenditures and commitments in accordance with Disbursement and Commitment Schedules approved by the Management Committee on the activities described therein.

4. Monitoring and Cash Calls. The President will monitor the Company's actual cash balances and expected monthly expenditures on a regular basis. No less than 10 Business Days prior to the first of each month, the President shall provide written notice to the appropriate funding Member(s) of the amount of cash the Company requires from such Member(s) as set forth in the applicable Disbursement and Commitment Schedule, and the funding Member(s) shall provide or make available to the Company immediately available funds in the amount set forth in such notice on or before the first Business Day of that month. The President will also monitor actual and forecasted expenditures of the Company against the forecasts contained in the Approved Annual Budget and Annual Operating Plan and provide the Members with a written summary of this information as of the end of each month by no later than the 15th of the following month. In addition, the President shall present status reports on actual versus forecasted expenditures at each Management Committee meeting. The aggregate amount of cash requested by the President to meet the Company's expenditures for any calendar quarter or any Fiscal Year shall not exceed the aggregate amount covered by the applicable Disbursement and Commitment Schedule or the applicable Approved Annual Budget, as the case may be, without the prior approval of the Management Committee.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

5. Adjustments to Plans and Budgets. In the event the President determines that changes beyond his delegated authority are required in the current schedule for the Company's operations (whether as set forth in the then applicable Disbursement and Commitment Schedule, the Annual Operating Plan or the Approved Annual Budget), he will present his recommendations for adjustments thereto to the Management Committee and seek its approval. Only the Management Committee can authorize spending in excess of previously approved levels. Such expenditures, if approved, will be authorized by the approval of a revised Disbursement and Commitment Schedule or Annual Budget, as the case may be.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

                                    EXHIBIT B
                   TO AMENDED AND RESTATED OPERATING AGREEMENT

                               DISPUTE RESOLUTION

1. The parties shall attempt to amicably settle any dispute, controversy or claim related to this Agreement, including any dispute over the breach, interpretation, or validity of this Agreement (all of which such possible disputes are hereinafter collectively referred to as a "Dispute"); provided that in no event shall either party be obligated to attempt to reach such a settlement for more than fifteen (15) days from the date either party gives written notice to the other party specifying that it is a Notice of Dispute and setting forth a brief description of such Dispute (the "Issue Date").

2. IF THE PARTIES ARE UNSUCCESSFUL IN THEIR ATTEMPT TO SETTLE THE DISPUTE, THE DISPUTE SHALL BE SUBMITTED TO, AND SETTLED BY, BINDING ARBITRATION IN HOUSTON, TEXAS IN ACCORDANCE WITH THIS PARAGRAPH; UNLESS THE PARTIES AGREE TO SEEK A NEGOTIATED RESOLUTION USING A MEDIATOR. THE ARBITRATION SHALL BE CONDUCTED UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") BEFORE A SINGLE ARBITRATOR (THE "ARBITRATOR") WHO SHALL BE A RETIRED U.S. DISTRICT COURT JUDGE AND SHALL NOT BE THE MEDIATOR (IF ANY). IN THE EVENT THE PARTIES SHALL NOT HAVE AGREED ON A CHOICE OF ARBITRATOR WITHIN THIRTY (30) DAYS FROM THE ISSUE DATE, THE AAA SHALL FURNISH TO EACH PARTY A LIST OF THREE NAMES (EACH OF WHOM SHALL BE A RETIRED U.S. DISTRICT COURT JUDGE) AND WITHIN THREE (3) BUSINESS DAYS AFTER RECEIPT OF SUCH LIST, CTTV SHALL STRIKE ONE NAME AND OBC AND/OR ECD SHALL STRIKE ONE NAME, THEREBY NOMINATING THE REMAINING PERSON AS THE ARBITRATOR. IF MORE THAN ONE NAME REMAINS AT THE END OF SUCH THREE BUSINESS DAY PERIOD, THE AAA WILL CHOOSE AN ARBITRATOR FROM THE LIST OF REMAINING NAMES. IN NO EVENT IS THE ARBITRATOR AUTHORIZED OR EMPOWERED TO AWARD PUNITIVE OR CONSEQUENTIAL DAMAGES OR DAMAGES IN EXCESS OF ACTUAL DIRECT DAMAGES. THE ARBITRATION AWARD SHALL BE IN WRITING AND SHALL SPECIFY THE FACTUAL AND LEGAL BASIS FOR THE AWARD. UNLESS OTHERWISE AWARDED BY THE ARBITRATOR, THE COST OF THE ARBITRATION WILL BE SPLIT EQUALLY BETWEEN (A) ECD AND ITS AFFILIATES AND (B) CTTV AND ITS AFFILIATES. JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT WITH JURISDICTION. THE PREVAILING PARTY SHALL BE ENTITLED TO REASONABLE ATTORNEYS' FEES IN ANY COURT PROCEEDING RELATING TO THE ENFORCEMENT OR COLLECTION OF ANY AWARD OR JUDGMENT RENDERED BY THE ARBITRATOR UNDER THIS AGREEMENT. TO THE EXTENT ANY ISSUE RELATING TO THE ARBITRATION IS NOT OTHERWISE COVERED BY THE CHOICE OF LAW PROVISIONS OF THIS AGREEMENT OR THE APPLICABLE AAA RULES, THE LAW OF THE STATE OF TEXAS SHALL GOVERN SUCH ISSUE.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                                                     COBASYS LLC

3. Notwithstanding any of the foregoing, any party may request injunctive relief and/or equitable relief from the Arbitrator or the court in order to protect the rights or property of such party pending the resolution of the Dispute as provided hereunder.

                                        AMENDED AND RESTATED OPERATING AGREEMENT
                                              TEXACO COBASYS BATTERY SYSTEMS LLC

                                    EXHIBIT C
                   TO AMENDED AND RESTATED OPERATING AGREEMENT

                           REDUCED FUNDING GUIDELINES


         The President will cause spending to be reduced as follows when an event has occurred that requires the Company to follow "Reduced Funding Guidelines", unless the Management Committee grants specific permission for a variance:

         - No purchase orders for new capital assets or real property shall be issued.

         -        All purchases of materials, supplies, outside services, etc.
                  will be minimized or eliminated, as appropriate, including the elimination of non-essential expenditures.

         - Out-of-pocket expenses will be minimized or eliminated, as appropriate, including the elimination of non-essential expenditures_

         - No new employees will be hired. Current employees will be retained but non-essential overtime will be eliminated.

         - No leases for facilities or equipment will be entered into and no debt will be incurred.

The guidelines above shall apply to all expenditures in connection with the Company's operations.


                                      -1-